Limited Liability Company Operating Agreement
of
AUC, LLC

          This Limited Liability Company Operating Agreement dated as of January 3, 2008 (the “Effective Date”) is between American Uranium Corporation (“AUC”), a Nevada corporation, the address of which is 600 17th Street, Suite 2800 South, Denver, CO 80202 and STATHMORE RESOURCES (US) LTD., (“Strathmore”), a Nevada corporation, the address of which is 2420 Watt Court, Riverton, Wyoming 82501.

RECITALS

          A.      Strathmore is the owner of an undivided one hundred percent (100%) interest in mine property known as the Pinetree-Reno Creek ISR Property, situated in Campbell County, Wyoming, as more particularly described in Appendix B (the “Property”);

          B.      By a Letter of Intent dated June 14, 2007 (the “LOI”) and by Option and Joint Venture Agreement effective August 20, 2007 (the “Option and JV Agreement”), Strathmore agreed to grant an exclusive option to AUC to acquire up to an undivided sixty percent (60%) interest in the Property, upon the terms set out herein (the “Option”);

          C.      The parties acknowledge that notwithstanding section 28.2 of the Option and JV Agreement, a partnership was formed for United States tax purposes and it is the intent of the parties to continue to have the Company governed by Subchapter K of the Code.

          D.      Strathmore and AUC have agreed to form and operate a limited liability company under the Delaware Limited Liability Company Act, 6 Del. C. 18-101, et seq. (the “Act”) to own and conduct the operations contemplated by Recitals A-B;

NOW THEREFORE, in consideration of the covenants and conditions contained herein, AUC and Strathmore agree as follows:

ARTICLE I
DEFINITIONS AND CROSS-REFERENCES

          1.1      Definitions. The terms defined in Appendix A and elsewhere herein shall have the defined meaning wherever used in this Agreement, including in Appendices Appendix.

          1.2      Cross References. References to “Appendices,” “Articles,” “Sections” and “Subsections refer to Appendices, Articles, Sections and Subsections of this Agreement. References to “Paragraphs” and “Subparagraphs” refer to paragraphs and subparagraphs of the referenced Appendices.

ARTICLE II
NAME AND PURPOSES

          2.1      Formation. The Company will be duly organized pursuant to the Act and the provisions of this Agreement as a Delaware limited liability company by the filing of its Certificate of Formation (as defined in the Act) in the Office of the Secretary of the State of Delaware.

          2.2      Name. The name of the Company is “AUC LLC” and such other names complying with the Act as the Manager shall determine. The Manager shall accomplish any filings or registrations required by jurisdictions in which the Company conducts its Business.

          2.3      Purposes. The Company is formed for the following purposes and no others, and shall serve as the exclusive means by which each of the Members accomplishes such purposes:

(a)	to conduct Exploration within the Property;

(b)	to evaluate the possible Development and Mining of the Property, and, if justified, to engage in Development and Mining;

(c)	to engage in Mining Operations on the Property and

(d)	to perform any other activity necessary, appropriate, or incidental to any of the foregoing purposes.

          2.4      Limitation. Unless the Members otherwise agree in writing, the Business of the Company shall be limited to the purposes described in Section 2.3, and nothing in this Agreement shall be construed to enlarge such purposes.

          2.5      Registered Agent; Office. The name of the Company’s registered agent in the State of Delaware is The Corporation Trust Company or such other person as the Manager may select in compliance with the Act from time to time. The registered office of the Company in the State of Delaware shall be located at 1209 Orange Street, Wilmington, New Castle County, Delaware 19801 or at any other place within the State of Delaware at which The Corporation Trust Company shall maintain an office at which it acts as registered agent or such other office as the members may unanimously agree. The principal office of the Company shall be at 2420 Watt Court, Riverton, Wyoming, 82501, or any other location, which the Management Committee shall unanimously agree.

ARTICLE III
CONTRIBUTIONS BY MEMBERS

          3.1      Members’ Initial Capital Contributions.

(a)	Strathmore, as its Initial Capital Contribution, hereby contributes the Property described in Appendix B to the capital of the Company.

(b)	Subject to AUC’s resignation, as set forth in Section 3.2, AUC, as its Initial Capital Contribution, shall contribute:

(i)	An amount equal to one hundred percent (100%) of all expenditures incurred by Strathmore relating to the Property prior to May 12, 2007, up to a maximum of Three Hundred Thousand Dollars (US$300,000);

(ii)	An amount equal to any funds spent by Strathmore for the purpose of any additional property leases relating to the Property between May 12, 2007 and the Effective Date;

(iii)	Six Million (6,000,000) AUC Shares on the Effective Date;

(iv)	Initial Capital Contribution of Expenditure Costs of Thirty-three Million Dollars (US$33,000,000) as follows:

(A)	One Million Five Hundred Thousand Dollars (US$1,500,000) not later than the first (1st ) anniversary of the Effective Date;

(B)	a further One Million Five Hundred Thousand Dollars (US$1,500,000) not later than the second (2nd ) anniversary of the Effective Date;

(C)	a further Two Million Dollars (US$2,000,000) not later than the third (3rd ) anniversary of the Effective Date; and

(D)	subject to the terms of Section 6.3, a further Twenty-eight Million Dollars (US$28,000,000) not later than the sixth (6th ) anniversary of the Effective Date;

          3.2      Failure to Make Initial Capital Contribution. AUC’s failure to make its Initial Capital Contribution in accordance with the provisions of this Article III, if not cured by 5:00 p.m. (Pacific Time) on the seventh (7th) day following the date on which such contribution is due, shall be deemed to be a resignation of AUC from the Company and the termination of its membership in the Company. AUC’s resignation shall be effective upon such failure and lack of cure. Upon the occurrence of a resignation and termination of membership under this Section 3.2, and except as otherwise provided herein, AUC shall have no further right, title or interest in the Company or the Assets and it shall take such actions as are necessary to ensure that all Assets are free and clear of any Encumbrances arising by, through or under it, except for such Encumbrances to which the Members may have agreed.

          3.3      Termination Prior to Operative Date. At any time prior to the Operative Date, AUC may terminate this Agreement and the Option so long as it is not in default of any of its obligations under this Agreement, by giving thirty (30) days written notice to that effect to Strathmore and on receipt of such notice by Strathmore, or if the Option is terminated pursuant to Section 3.2, this Agreement will be of no further force or effect provided, however, that AUC will:

(a)

have the right and obligation to remove from the Property within six (6) months of the effective date of termination, all equipment erected, installed or brought upon the Property by or at the instance of AUC, unless such equipment was erected, installed or brought upon the Property in satisfaction of AUC’s obligations to contribute Expenditure Costs as set out in Section 3.1(b)(iv);

(b)	pay for any environmental clean-up or remediation costs or liability which have been incurred or arise from Mining Operations between the Effective Date up to the date this Agreement is terminated;

(c)	return any shares or other property which represents its Interest to Strathmore (excluding any Interest which AUC may have already earned pursuant to Section 6.1); and

(d)	deliver to Strathmore all technical information, surveys, data, reports, and other documents relating to the Property.

Notwithstanding a termination pursuant to this Section 3.3, AUC will continue to own any Interest that has vested pursuant to Section 6.1 prior to the date of termination.

          3.4      Record Title. Title to the Assets shall be held by the Company. Each Member has the right to receive, forthwith upon making demand to the Manager, such documents as the Member may reasonably require to confirm the Assets and the Ownership Interests.

ARTICLE IV
CAPITAL ACCOUNTS

          4.1      Establishment and Maintenance of Capital Accounts

(a)

A separate Capital Account shall be established for each Member on the books of the Company reflecting such Member’s capital contributions to the Company. Each Member’s Capital Account shall be: (i) increased by any additional capital contributions made by such Member to the Company pursuant to the terms of this Agreement and such Member’s share of Net Gain and other items of income and gain allocated to such Member pursuant to Section 4.2; (ii) decreased by such Member’s share of Net Loss and other items of loss, deduction and expense allocated to such Member pursuant to Section 4.2 and the aggregate amount of all Distributable Cash distributed to such Member; and (iii) maintained in all respects in accordance with Section 704(b) of the Code and the Treasury Regulations issued thereunder. Any references in this Agreement to the Capital Account of a Member shall be deemed to refer to such Capital Account as the same may be increased or decreased from time to time as set forth above.

(b)

Negative Capital Accounts. Except as may be required by the Act or any other applicable Law, no Member shall be required to pay to the Company or the other Member any deficit or negative balance which may exist from time to time in such Member’s capital account.

(c)

Company Capital. No Member shall be paid interest on any capital contribution to the Company or on such Member’s Capital Account, and no Member shall have any right (i) to demand the return of such Member’s capital contribution or any other distribution from the Company (whether upon resignation, withdrawal or otherwise), except upon dissolution of the Company pursuant to Article XXIII hereof, or (ii) to cause a partition of the Company’s Assets.

(d)

Capital Account Adjustment. If the Members so agree, upon the occurrence of an event described in Treasury Regulations section 1.704- 1(b)(2)(iv)(f)(5), the Capital Accounts shall be restated in accordance with Treasury Regulations section 1.704-1(b)(2)(iv)(f) to reflect the manner in which unrealized income, gain, loss or deduction inherent in the assets of the Company (that has not been reflected in the Capital Accounts previously) would be allocated between the Members if there were a taxable disposition of such assets for their fair market values, as determined in accordance with Subsection 4.1(a). For purposes of Subsection 4.1(a), a Member shall be treated as contributing the portion of the book value of any property that is credited to the Member’s Capital Account pursuant to the preceding sentence.

(e)

Accounting for Distribution in Kind. For purposes of maintaining Capital Accounts when Company property is distributed in kind: (i) the Company shall treat such property as if it had been sold for its fair market value on the date of distribution; (ii) any difference between such fair market value and the Company’s prior book value in such property for Capital Account purposes shall constitute Net Gain or Net Loss, as the case may be, for the Allocation Period ending on and including the date of such distribution and shall be allocated to the Capital Accounts of the Members pursuant to Section 4.2; and (iii) each Member’s Capital Account shall be reduced by the fair market value of the property distributed to such Member (net of any liabilities secured by such distributed property that such Member is considered to assume or take subject to under Section 752 of the Code).

          4.2      Allocations of Net Gains and Net Losses.

(a)

Except as otherwise provided in Subsection 4.2(b), Net Gains and Net Losses for each Fiscal Year (or other Allocation Period) shall be allocated in a manner such that the Capital Account of each Member, immediately after making such allocation, and after taking into account actual distributions made during, or with respect to, such Fiscal Year (or Allocation Period) is, as nearly as possible, equal (proportionately) to the distributions that would be made to such Member pursuant to Subsection 23.4(b) if the Company were dissolved, its affairs wound up and its assets sold for cash equal to their book value, all Company liabilities were satisfied (limited with respect to each nonrecourse liability to the book value of the assets securing such liability) and the net assets of the Company were distributed in accordance with Subsection 23.4(b) to the Members immediately after making such allocation. Subject to the other provisions of this Article IV, an allocation to a Member of a share of Net Gain or Net Loss shall be treated as an allocation of the same share of each item of income, gain, loss or deduction that is taken into account in computing Net Gain or Net Loss. As used herein, references to “book value” are references to, in the case of Book Property, the value of such Book Property as set forth in the books of the Company, in accordance with the principles of Treasury Regulations Section 1.704-1(b)(2)(iv)(g) and, in the case of property other than Book Property, the adjusted tax basis of such property.

(b)	Special Allocations. Notwithstanding anything to the contrary in this agreement:

(i)

Exploration Costs. Except to the extent otherwise restricted by Section 617 of the Code and the Treasury Regulations promulgated thereunder, AUC shall be allocated tax deductions arising from Exploration Costs up to Thirty-three Million ($33,000,000.00), but limited by the capital contributions made by AUC and as expended for qualifying exploration activities.

(ii)

Depletion Deductions. Deductions for depletion shall be allocated to the Members in accordance with the criteria set forth in the Internal Revenue Code and Treasury Regulations. The method for calculating depletion deductions shall be determined under one of the two methods set forth in Treasury Regulation section 1.611-1. Once the amount of the depletion deduction has been determined at the Company level, AUC shall be allocated depletion deductions in an amount not less than which would have been allocable to AUC under any of the permissible depletion methods if it held a direct ownership interest in the Property.

(iii)

any nonrecourse deduction (within the meaning of Treasury Regulation Section 1.704-2(b)(1)) for an Allocation Period of the Company shall be allocated to the Members in accordance with their respective Capital Accounts at the beginning of such period. If there is a net decrease in the Company’s minimum gain (as defined in Treasury Regulations Section 1.704-2(d)) during a Fiscal Year of the Company, then items of income and gain for such Fiscal Year (and, if necessary, for subsequent periods) shall be allocated to the Members in the manner and to the extent required by Treasury Regulations Section 1.704-2(f). This clause is intended to constitute a “minimum gain chargeback” as provided by Treasury Regulations Section 1.704-2(f), and this clause shall be construed accordingly;

(iv)

any partner nonrecourse deduction (within the meaning of Treasury Regulations Section 1.704-2(i)(2)) shall be allocated in the manner specified in Treasury Regulations Section 1.704- 2(i)(1), and, subject to the exceptions set forth in Treasury Regulations Section 1.704-2(i)(4), if there is a net decrease in partner nonrecourse debt minimum gain (within the meaning of Treasury Regulations sections 1.704-2(i)(2) and 1.704-2(i)(3)) during a Fiscal Year attributable to a partner nonrecourse debt (within the meaning of Treasury Regulations Section 1.704- 2(b)(4)), then each Member with a share of partner nonrecourse debt minimum gain attributable to such partner nonrecourse debt, determined in accordance with Treasury Regulations Section 1.704-2(i)(5), shall be specially allocated items of income and gain for such Fiscal Year (and, if necessary, for subsequent periods) in an amount equal to such Member’s share of the net decrease in partner nonrecourse debt minimum gain for such period attributable to such partner nonrecourse debt (which share of such net decrease shall be determined under Treasury Regulations sections 1.704-2(i)(4) and 1.704-2(g)(2)). This clause is intended to constitute a “chargeback of partner nonrecourse debt minimum gain” as provided by Treasury Regulations Section 1.704-2(i)(4), and this clause shall be construed accordingly;

(v)

in the event that a Member unexpectedly receives any adjustment, allocation or distribution described in Treasury Regulations sections 1.704-1 (b)(2)(ii)(d)(4), (5) or (6), items of Company income and gain (consisting of a pro rata portion of each item of Company income, including gross income, and gain) shall be specially allocated to such Member in the manner required by Treasury Regulations Section 1.704-1(b)(2)(ii)(d) to eliminate, to the extent required by such regulation, the deficit in the Adjusted Capital Account of such Member as quickly as possible. This clause is intended to constitute a “qualified income offset” as provided by Treasury Regulations Section 1.704-1(b)(2)(ii)(d), and this clause shall be construed accordingly;

(vi)

if the allocation of any item of income, gain, deduction or loss under this Agreement (A) does not have substantial economic effect under Treasury Regulations Section 1.704-1(b)(2) and (B) is not in accordance with the Members’ interests in the Company within the meaning of Treasury Regulations Section 1.704-1(b)(3), then such item shall be reallocated in such manner as (1) either to have substantial economic effect or to be in accordance with the Members’ interests in the Company and (2) to result as nearly as possible in the respective balances of the Capital Accounts that would have been obtained if such item had instead been allocated under the provisions of this Agreement without giving effect to the provisions of this clause (vi);

(vii)

if any amount is allocated pursuant to clauses (iii), (iv) (v) and (vi) of this Subsection 4.2(b), then, notwithstanding anything to the contrary in this Agreement (but subject to the provisions of clauses (iii), (iv), (v) and (vi) of this Subsection 4.2(b)), income, gain, deduction and loss, or items thereof, thereafter shall be allocated in such manner and to such extent as may be necessary so that, after such allocation, the respective balances of the Capital Accounts as nearly as possible shall equal the balances that would have been obtained if the amount allocated pursuant to such clause (iii), (iv), (v) or (vi) and the amount allocated pursuant to this clause (vii) instead had been allocated under the provisions of this Agreement without giving effect to the provisions of such clause (iiii), (iv), (v) or (vi) or this clause (vii).

          4.3      Allocation of Taxable Income and Loss.

(a)

Except as otherwise provided in this Section 4.3, the taxable income or loss of the Company (and items thereof) for any Allocation Period shall be allocated among the Members in proportion to and in the same manner as Net Gain, Net Loss and separate items of income, gain, loss and deduction are allocated among the Members for Capital Account purposes pursuant to the provisions of Section 4.2. Except as otherwise provided in this Section 4.3, the allocable share of a Member for tax purposes in each specified item of income, gain, deduction and loss of the Company comprising Net Gain, Net Loss or an item allocated pursuant to Section 4.2 shall be the same as such Member’s allocable share of Net Gain, Net Loss or the corresponding item for such Fiscal Period.

(b)

In accordance with sections 704(b) and 704(c) of the Code and applicable Treasury Regulations, including Treasury Regulations Section 1.704- 1(b)(4)(i), items of income, gain, deduction and loss with respect to any Book Property of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of the Book Property to the Company for federal income tax purposes and its book value. In making allocations pursuant to this Subsection 4.3(b), Company shall apply the “remedial” method provided by Treasury Regulations Section 1.704-3(d).

(c)

To the extent of any recapture income resulting from the sale or other taxable disposition of assets of the Company, the amount of any gain from such disposition allocated to a Member (or a successor in interest) for federal income tax purposes pursuant to the above provisions shall be deemed to be recapture income to the extent that such Member has been allocated or has claimed any deduction directly or indirectly giving rise to the treatment of such gain as recapture income.

(d)	The items of income, gain, deduction and loss for tax purposes allocated to the Members pursuant to this Section 4.3 shall not be reflected in the Members’ Capital Accounts.

(e)	Pursuant to Treasury Regulations Section 1.752-3(a)(3), the Members hereby agree to allocate excess nonrecourse liabilities of the Company in accordance with their respective Ownership Interests.

          4.4      Allocations to Transferred Interests. Income, gains, losses, deductions and expenditures allocated to an Ownership Interest that is Transferred during a Fiscal Year shall be allocated to each Person who was the holder of such Ownership Interest during such Fiscal Year in a manner which takes into account the varying interests of the Members in the Company during such Fiscal Year, including by an allocation in proportion to the number of days that each such holder was recognized as the owner of such Ownership Interest during such Fiscal Year or by an interim closing of the books, or in any other manner permitted by Section 706 of the Code, as determined by the transferee and the transferor in their sole discretion; provided that any expenses incurred by the Company in allocating such items shall be borne by the transferee and the transferor.

ARTICLE V
DISTRIBUTIONS

          5.1      General. The Company shall make distributions to its Members as provided in this Article V; provided that the Company shall not make a distribution to any Member on account of such Member’s Ownership Interest if such distribution would violate Section 18-607 of the Act or other Law.

          5.2      Distributions. Unless the Members agree otherwise, the AUC Shares shall be distributed to Strathmore within twenty-four months of the Effective Date. Further, up until the Operative Date, Strathmore shall be entitled to distributions equal to the amount of contributions made by AUC pursuant to Section 3.1(b)(i)-(iii). After the Operative Date, distributions shall be made in accordance with Article XX.

          5.3      Distributions Upon Dissolution. Distributions upon dissolution of the Company shall be as provided in Article XXIII.

ARTICLE VI
INTERESTS OF MEMBERS

          6.1.      Initial Ownership Interests. Provided that AUC is not in default of obligations under Section 3.1, when AUC has contributed to the Company the sum of Twelve Million Three Hundred Seventy-five Thousand Dollars (US$12,375,000) of the Thirty-Three Million Dollars (US$33,000,000) in Expenditure Costs referred to in Section 3.1(b)(iv), AUC shall possess a twenty-two and one half percent (22.5%) Ownership Interest in the Company. Subject to the terms of Section 6.3, when AUC has contributed to the Company, the remaining Twenty Million Six Hundred Twenty-five Thousand Dollars (US$20,625,000) in Expenditure Costs referred to in Section 3.1(b)(iv), AUC shall possess an additional thirty-seven and one half percent (37.5%) Ownership Interest, for a total of a sixty percent (60%) Ownership Interest in the Company, and the Operative Date will be deemed to have occurred. No Ownership Interest in the Company shall vest in AUC until the first Twelve Million Three Hundred and Seventy-five Thousand Dollars ($12,375) of Expenditure Costs have been contributed.

After the contribution of the Expenditure Costs, the Members shall have the following Ownership Interests:

Member	Ownership Interest

AUC	60%

Strathmore	40%

During the Option Period, the Manager will keep the Property in good standing, free and clear of all Encumbrances resulting from its activities.

          6.2      Changes in Ownership Interests. The Ownership Interests shall be eliminated or changed as follows:

(a)	INTENTIONALLY DELETED.

(b)

If after the Operative Date and after the Parties elect to contribute their Proportionate Share of the Costs, a Party fails to do so for any reason, the Ownership Interest of each contributing Participant will be increased and that of each defaulting Participant will be decreased as Costs are incurred so that the Ownership Interest of each Party at all times is that percentage which is equivalent to:

	(i)	the sum of (1) its Deemed Costs up to the relevant Operative Date and (2) its contribution to Costs;

divided by

	(ii)	the sum of (1) the Deemed Costs of AUC and Strathmore, and (2) the total Costs of all the Parties;

multiplied by

	(iii)	one hundred (100).

Then, at the Completion Date, each defaulting participant will be deemed to have assigned and conveyed its Ownership Interest to the contributing Participants and if there are more than one contributing Participant, then in proportion to their respective Ownership Interests. If the effect of the application of this Subsection 6.2(b) reduces any Party’s Ownership Interest to three percent (3%) or less, it will forfeit its Ownership Interest to the remaining Participants for no additional consideration; or

(c)	Upon Transfer by a Member of all, or any portion thereof, of the Member’s Ownership Interest in accordance with this Agreement; or

(d)	Upon acquisition by either Strathmore or AUC of part or all of the Ownership Interest of the other, however arising.

          6.3      Ownership and Contribution Based on Confirmation of Resources.

                       (a)      The Parties acknowledge and agree that the contribution set out in Section 3.1, whereby AUC may earn its sixty percent (60%) Ownership Interest, is based upon an understanding that the Property has at least thirteen million pounds (13,000,000 lbs.) of Measured, Indicated and/or Inferred Mineral Resources consisting of U3O8, based upon a cut-offgrade of 0.025% .

                       (b)      Within sixty (60) days of the third anniversary of the Effective Date, the Manager will cause the Third Party Evaluation to be commenced using the polygonal method of sampling and resource calculation.

                       (c)      Notwithstanding anything to the contrary contained herein, if the results of the Third Party Evaluation indicate that the Property has less than thirteen million pounds (13,000,000 lbs.) of Measured, Indicated and/or Inferred Mineral Resources at a cut-off grade of 0.025%, then the Parties agree that the Twenty-eight Million Dollars (US$28,000,000) in Expenditure Costs will be reduced in accordance with the following formula:

$28,000,000 x A / 13,000,000
(Where “A” is equal to the number of pounds of U3O8 calculated to be on theProperty under the Third Party Evaluation)

          6.4      Documentation of Adjustments to Ownership Interests. Each Member’s Ownership Interest and related Capital Account balance shall be shown in the accounting records of the Company and any adjustments thereto shall be made monthly. The Schedule of Members attached hereto shall be amended from time-to-time to reflect such changes.

ARTICLE VII
OBLIGATIONS OF STRATHMORE DURING THE OPTION PERIOD

          7.1      Act as Manager. During the Option Period Strathmore shall be the Manger of the Company and will be responsible for all administration, exploration, development and field operations with respect to the exploration and development of the Property.

          7.2      Obligations of Strathmore. During the Option Period, Strathmore shall:

(a)

between the Effective Date and the Operative Date while Programs are being carried out, use its best efforts to furnish AUC with monthly progress reports and with a final report within sixty (60) days following the conclusion of each Program. The final report will show the Mining Operations performed and the results obtained and will be accompanied by a statement of Costs and copies of pertinent plans, assay maps, diamond drill records and other factual engineering data. During the Construction Period and during the implementation of an Operating Plan Strathmore will provide monthly progress reports to the Participants, which reports will include information on any changes or developments affecting the Mine that the Strathmore considers are material;

(b)

maintain in good standing those mineral claims comprising the Property by the doing and filing of assessment work or the making of payments in lieu thereof, by the payment of taxes and rentals, and the performance of all other actions which may be necessary in that regard and in order to keep such mineral claims free and clear of all liens and other charges arising from Strathmore’s activities thereon except those at the time contested in good faith by Strathmore;

(c)

permit AUC, or its representative duly authorized in writing, at AUC’s expense, to visit and inspect the Property at all reasonable times and intervals, including data obtained by Strathmore as a result of its operations thereon, provided always that AUC or its representative will abide by the rules and regulations laid down by Strathmore relating to matters of safety and efficiency in its operations;

(d)

do all work and ensure that all work performed by Strathmore’s contractors on the Property is done in a good and workmanlike fashion and in accordance with all applicable laws, regulations, orders and ordinances of any governmental authority;

(e)	indemnify and save AUC harmless in respect of any and all costs, claims, liabilities and expenses arising out of the negligent performance by Strathmore of its activities on the Property;

(f)

indemnify and save AUC harmless in respect of any and all costs, claims, liabilities and expenses arising out of Mining Operations which were not approved by the Management Committee in accordance with the terms of this Agreement; and

(g)

deliver to AUC, forthwith upon receipt thereof, copies of all reports, maps, assay results and other technical data compiled by or prepared at the direction of Strathmore with respect to the Property, as well as regular reports as to the spending of the Expenditure Costs made by Strathmore.

ARTICLE VIII
RELATIONSHIP OF THE MEMBERS

          8.1      Limitation on Authority of Members. No Member is an agent of the company solely by virtue of being a Member, and no Member has authority to act for the Company solely by virtue of being a Member. This Section 8.1 supersedes any authority granted to the Members pursuant to the Act. Any Member that takes any action or binds the Company in violation of this Section 8.1 shall be solely responsible for any loss and expense incurred by the company as a result of the unauthorized action and shall indemnify and hold the Company harmless with respect to the loss or expense.

          8.2      Accounting Principles. The company’s accounting principles are set forth in attached Appendix C.

          8.3      Federal Tax Elections and Allocations. The Company shall be treated as a partnership for federal income tax purposes, and no Member shall take any action to alter such treatment. The Company shall make the following elections for purposes of all partnership income tax returns: 1. to use the _______ method of accounting; 2. pursuant to the provisions of section 706ii.(1) of the Code, to use as its taxable year the year ending _______ , and in connection therewith, Strathmore represents that its taxable year is the year ending _______ and AUC represents that its taxable year is the year ending _________; (iii) unless the Members unanimously agree otherwise, to deduct currently all development expenses to the extent possible under section 616 of the Code; (iv) unless the Members unanimously agree otherwise, to compute the allowance for depreciation in respect of all depreciable Assets using the maximum accelerated tax depreciation method and the shortest life permissible or, at the election of the Manager, using the units of production method of depreciation; (v) to treat advance royalties as deductions from gross income for the year paid or accrued to the extent permitted by law; (vi) to adjust the basis of property of the Company under section 754 of the Code at the request of either Member; (vii) to amortize over the shortest permissible period all organizational expenditures and business start-up expenses under sections 195 and 709 of the Code; (viii) any other election required or permitted to be made by the Company under the Code or any state tax law shall be made as determined by the Management Committee; and (ix) each Member shall elect under section 617(a) of the Code to deduct currently all exploration expenses. Each Member reserves the right to capitalize its share of development and/or exploration expenses of the Company in accordance with section 59(e) of the Code, provided that a Member’s election to capitalize all or any portion of such expenses shall not affect the Member’s Capital Account.

          8.4      State Income Tax. To the extent permissible under applicable law, the relationship of the Members shall be treated for state income tax purposes in the same manner as it is for federal income tax purposes.

          8.5      Tax Returns. An accounting firm mutually agreed upon by the Member shall be selected to prepare and file the tax returns required to be filed by or with respect to the Company.

          8.6      Other Business Opportunities. Except as expressly provided in this Agreement, and except for any activities involving or affecting the Area of Common Interest, each Member will have the right independently to engage in and receive full benefits from business activities, whether or not competitive with the Company, without consulting any other Member of the Company. The doctrines of “corporate opportunity” or “business opportunity” will not be applied to any other activity, venture or operation of any Member and no Member will have any obligation to another Member or the Company with respect to any opportunity to acquire any assets outside of the Property at any time, or within the Property after termination of this Company. Unless otherwise agreed in writing, no Member will have any obligation to mill, beneficiate or otherwise treat any Minerals or any other Member’s share of Minerals in any facility owned or controlled by such Member.

          8.7      Insurance. Commencing on the Effective Date, the Management Committee will cause the Manager to place and maintain with a reputable insurer or insurers such insurance, if any, as the Management Committee in its discretion deems advisable in order to protect the Members together with such other insurance as any Member may by notice reasonably request. The Manager will, upon the written request of any Member, provide it with evidence of that insurance. This Section 8.7 will not preclude any Party from placing, for its own account insurance for greater or other coverage than that placed by the Manager ..

          8.8      Waiver of Rights to Partition or Other Division of Assets. The Members hereby waive and release all rights of partition, or of sale in lieu thereof, or other division of Assets, including any such rights provided by Law.

          8.9      Bankruptcy of a Member. If a Member is not a debtor-in-possession, such Member shall cease to have any power as a Member or Manager or any voting rights or rights of approval hereunder upon bankruptcy, insolvency, dissolution or assignment for the benefit of creditors of such Member, and its successor upon the occurrence of any such event shall have only the rights, powers and privileges of a transferee enumerated in Section 10.2 and shall be liable for all obligations of the Member under this Agreement. In no event, however, shall a personal representative or successor become a substitute Member unless the requirements of Section 10.2 are satisfied. Any bankruptcy, insolvency, dissolution or assignment for the benefit of creditors with respect to any direct or indirect parent company of the Manager shall not affect the Manager’s rights hereunder; provided that if such parent becomes subject to a bankruptcy, insolvency, dissolution or assignment for the benefit of creditors which materially impairs the ability of the Manager to perform its obligations hereunder or results in withdrawal of any material Permit or any additional condition being placed on any Permit which materially adversely affects the ability of the Company to conduct Mining Operations at the Property, the non-Manager Members shall have the right to replace the Manager in accordance with Section 12.3.

          8.10      No Certificate. The Company shall not issue certificates representing Ownership Interests in the Company.

          8.11      Disposition of Production. Neither Member shall have any obligation to account to the other Member for, nor have any interest or right of participation in any profits or proceeds nor have any obligation to share in any losses from futures contracts, forward sales, trading in puts, calls, options or any similar hedging, price protection or marketing mechanism employed by a Member with respect to its proportionate share of any Products produced or to be produced from the Property.

          8.12      Limitation of Liability. The Members shall not be required to make any contribution to the capital of the Company except as otherwise provided in this Agreement, nor shall the Members in their capacity as Members or Manager be bound by, or liable for, any debt, liability or obligation of the Company whether arising in contract, tort, or otherwise, except as expressly provided by this Agreement. The Members shall be under no obligation to restore a deficit Capital Account upon the dissolution of the Company or the liquidation of any of their Ownership Interests.

          8.13      Indemnities. The Company may, and shall have the power to, indemnify and hold harmless any Member or Manager or other person from and against any and all claims and demands whatsoever arising from or related to the Business, the Company or a Member’s membership in the Company.

          8.14      No Third Party Beneficiary Rights. This Agreement shall be construed to benefit the Members and their respective successors and permitted assigns only, and shall not be construed to create third party beneficiary rights in any other party or in any governmental organization or agency.

          8.15      Costs. Except as otherwise provided in this Agreement, the Parties will bear all Costs and all liabilities, including Environmental Liabilities, arising under this Agreement (related to the Property only) in proportion to their respective Ownership Interests

          8.16      Use of Member’s Name. No Member will, except when required by this Agreement or by any Law, by-law, ordinance, rule, order or regulation, use, suffer or permit to be used, directly or indirectly, the name of any other Member for any purpose related to the Property or this Agreement.

          8.17      Public Filing of this Agreement. This Agreement, or a memorandum of this Agreement, will, upon the written request of any Member, be recorded in the office of any governmental agency so requested, in order to give notice to third parties of the interests of the Members in the Company and this Agreement and the Company’s interest in the Property. Each Member hereby covenants and agrees with the requesting Member to execute such documents as may be necessary to perfect such recording.

          8.18      Access to Information and Data. At all times during the term of the Company the duly authorized representatives of each Member will, at its and their sole risk and expense and at reasonable intervals and times, have access to the Property and to all information and documents, including without limitation, technical and proprietary information and know-how relating to the Property, information relating to the exploration, development and extraction of minerals from the Property, project, data files and library resources relating to the Property. All information and data concerning or derived from the Mining Operations will be kept confidential and, except to the extent required by law or by regulation of any applicable securities commission or stock exchange, will not be disclosed to any person other than an Affiliate without the prior consent of all Members, which consent will not be unreasonably withheld. The text of any news releases or other public statements which a Member intends to make with respect to the Property or this Agreement will be made available to the other Members for their approval prior to publication.

ARTICLE IX
REPRESENTATIONS AND WARRANTIES

          9.1      Representations of Parties. Each Party represents and warrants to the other parties hereto that:

(a)	it is a company duly incorporated, organized and validly subsisting under the laws of its incorporating jurisdiction;

(b)	it has full power and authority to carry on its business and to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement;

(c)

neither the execution and delivery of this Agreement nor any of the agreements referred to herein or contemplated hereby, nor the consummation of the transactions hereby contemplated conflict with, result in the breach of or accelerate the performance required by, any agreement to which it is a Party; and

(d)

the execution and delivery of this Agreement and the agreements contemplated hereby will not violate or result in the breach of the laws of any jurisdiction applicable or pertaining thereto or of its constating documents.

          9.2      Additional Representations by Strathmore. Strathmore represents and warrants to AUC that:

(a)	Prior to the transfer of the Property to the Company, Strathmore, or an agent of Strathmore, is the legal or beneficial holder of a one hundred percent (100%) undivided interest in the Property;

(b)

to the best of the knowledge of Strathmore, the Property is free and clear of all liens and encumbrances, and is in good standing under the mining laws of the State of Wyoming and the United States of America;

(c)

to the best of the knowledge of Strathmore, all of the mineral rising the Property have been located in accordance with the mining laws of the State of Wyoming and the United States of America, and in accordance with local customs, rules and regulations; and

(d)

there is no litigation, proceeding or investigation pending or threatened against Strathmore with respect to the Property, nor does Strathmore know, or have any grounds to know after due enquiry, of any basis for any litigation, proceeding or investigation which would affect the Property.

          9.3      The representations, warranties and covenants hereinbefore set out are conditions on which the Parties have relied in entering into this Agreement and will survive the acquisition of any interest in the Property by AUC and each Party will indemnify and save the other harmless from all loss, damage, cause, actions and suits arising out of or in connection with any breach of any representation, warranty, covenant, agreement or condition made by them and contained in this Agreement.

ARTICLE X
TRANSFER OF INTEREST; PREEMPTIVE RIGHT

          10.1      General. A Member shall not have the right to Transfer to a third party its Ownership Interest, or any beneficial interest therein, except as provided in this Article X. Any purported or attempted Transfer not complying with this Article X shall be void.

          10.2      Limitations on Free Transferability. Any Transfer by any Member under Section 10.1 shall be subject to the following limitations:

(a)

no Member shall Transfer any beneficial interest in the Company (including, but not limited to, any royalty, profits, or other interest in the Products) except in conjunction with the Transfer of part or all of its Ownership Interest;

(b)

no transferee of all or any part of a Member’s Ownership Interest shall have the rights of a Member unless and until the transferring Member has provided to the other Member notice of the Transfer, and, except as provided in Subsection 10.2(f), the transferee, as of the effective date of the Transfer, has committed in writing to assume and be bound by this Agreement to the same extent as the transferring Member;

(c)	no Member, without the consent of the other Member, shall make a Transfer that shall violate any Law, or result in the cancellation of any permits, licenses, or other similar authorization;

(d)	no Transfer permitted by this Article X shall relieve the transferring Member of any liability of such transferring Member under this Agreement, whether accruing before or after such Transfer;

(e)

Any Member that makes a Transfer that shall cause termination of the tax partnership established by Section 8.3 shall indemnify the other Member for, from and against any and all loss, cost, expense, damage, liability or claim therefore arising from the Transfer, including without limitation any increase in taxes, interest and penalties or decrease in credits caused by such termination and any tax on indemnification proceeds received by the indemnified Member;

(f)

if the Transfer is the grant of an Encumbrance on an Ownership Interest to secure a loan or other indebtedness of any Member in a bona fide transaction, other than a transaction approved unanimously by the Management Committee or Project Financing approved by the Management Committee, such Encumbrance shall be granted only in connection with such Member’s financing payment or performance of that Member’s obligations under this Agreement and shall be subject to the terms of this Agreement and the rights and interests of the other Member hereunder. Any such Encumbrance shall be further subject to the condition that the holder of such Encumbrance (“Chargee”) first enters into a written agreement with the other Member in form satisfactory to the other Member, acting reasonably, binding upon the Chargee, to the effect that: (i) the Chargee shall not enter into possession or institute any proceedings for foreclosure or partition of the encumbering Member’s Ownership Interest and that such Encumbrance shall be subject to the provisions of this Agreement; (ii) the Chargee’s remedies under the Encumbrance shall be limited to the sale of the whole (but only of the whole) of the encumbering Member’s Ownership Interest to the other Member, or, failing such a sale, at a public auction to be held at least sixty (60) days after prior notice to the other Member, such sale to be subject to the purchaser entering into a written agreement with the other Member whereby such purchaser assumes all obligations of the encumbering Member under the terms of this Agreement. The price of any preemptive sale to the other Member shall be the remaining principal amount of the loan plus accrued interest and related expenses, and such preemptive sale shall occur within sixty (60) days of the Chargee’s notice to the other Member of its intent to sell the encumbering Member’s Ownership Interest. Failure of a sale to the other Member to close by the end of such period, unless failure is caused by the encumbering Member or by the Chargee, shall permit the Chargee to sell the encumbering Member’s Ownership Interest at a public sale; and (iii) the charge shall be subordinate to any then-existing debt, including Project Financing previously approved by the Management Committee, encumbering the transferring Member’s Ownership Interest.

          10.3      Assignment of Interest / Preemptive Right.

(a)

Strathmore agrees that it will not assign to any third party, all or part of its Ownership Interest or rights, duties or obligations contemplated by this Agreement without the consent of AUC, which consent shall not be unreasonably withheld.

(b)

Notwithstanding Subsection 10.3(a), Strathmore may assign all or part of its Ownership Interest or obligations contemplated in this Agreement to an Affiliate of Strathmore without the express approval of AUC.

(c)

If a Party (hereinafter in this Section 10.3 referred to as the “Owner”) wishes to sell its Ownership Interest, the Owner will first offer (the “Offer”) to sell such Ownership Interest to the other Party, and if there is more than one Party, then to the Parties in proportion to their respective Ownership Interests, in writing. The Offer must set out the price and terms and conditions under which the Owner is willing to sell its Ownership Interest to the other Party.

(d)

If within a period of thirty (30) days of the receipt of the Offer, the other Party or Parties, as the case may be, notifies the Owner in writing that it will accept the same, the Owner will be bound to sell such Ownership Interest to the other Party or Parties on the terms and conditions of the Offer. The other Party, and if there is more than one Party, then the other Parties in proportion to their respective Ownership Interests, will in such case pay to the Owner, against receipt of an absolute transfer of clear and unencumbered title to the Ownership Interest of the Owner being sold, the total purchase price which the Owner specified in its notice to the other Party or Parties including any amount credited for the cash equivalent of any non-cash consideration within thirty (30) days of notifying the Owner that it will accept the Offer.

(e)

If the other Party fails to notify the Owner before the expiration of the time limited there for that it will purchase the Ownership Interest offered, the Owner may sell and transfer such Ownership Interest to a third party purchaser provided that the transfer price and terms and conditions of the sale will be the same as the Offer.

(f)

Any sale hereunder will be conditional upon the proposed third party purchaser delivering a written undertaking to the other Party, in form and content satisfactory to the other Party’s counsel, to be bound by the terms and conditions of this Agreement.

          10.4      Surrender of Interest. Any Member not in default under this Agreement may, at any time upon notice, surrender its entire Ownership Interest and Capital Account to the other Member(s) by giving those Members notice of surrender. The notice of surrender will:

(a)	indicate a date for surrender not less than three months after the date on which the notice is given; and

(b)	contain an undertaking that the surrendering Party will:

(i) satisfy its Proportionate Share, based on its then Ownership Interest, of all obligations and liabilities which arose at any time prior to the date of surrender;

(ii)

if the Manager has not included in Costs the costs of continuing obligations as set out in Section 18.4, pay on the date of surrender its reasonably estimated Proportionate Share, based on the surrendering Party’s then Ownership Interest, of the Costs of rehabilitating the Mine site and of reclamation based on the Mining Operations completed as at the date of surrender; and

(iii)	will hold in confidence, for a period of two years from the date of surrender, all information and data which it acquired pursuant to this Agreement.

Upon the surrender of its entire Ownership Interest as contemplated in Section 10.4 and upon delivery of a release in writing, in form acceptable to counsel for the Manager, releasing the other Members from all claims and demands hereunder, the surrendering Party will be relieved of all obligations or liabilities hereunder except for those which arose or accrued or were accruing due on or before the date of the surrender. A Member to whom a notice of surrender has been given as contemplated in Section 10.4 may elect by written notice within ninety (90) days to the Member which first gave the notice to accept the surrender, in which case Section 10.4 will apply and that Member shall join in the surrender. If all of the Members join in the surrender Company will be terminated in accordance with Article XXIII.

ARTICLE XI
MANAGEMENT COMMITTEE

          11.1      Organization and Composition. The Members hereby establish a Management Committee to determine overall policies, objectives, procedures, methods and actions under this Agreement and to make all decisions in respect of Mining Operations. The Management Committee shall consist of one representative appointed by AUC and one representative appointed by Strathmore. Each Member may appoint one alternate to act in the absence of a regular representative. Any alternate so acting shall be deemed a representative. Appointments described in this Section 11.1 by a Member shall be made or changed by notice to the other Members.

          11.2      Meetings. The Manager will call a Management Committee meeting at least once every three months, and, in any event within fourteen (14) days of being requested to do so by any representative.

          11.3      Notice. The Manager will give notice, specifying the time and place of, and the agenda for, the meeting to all representatives at least seven (7) days before the time appointed for the meeting. The Management Committee will determine the location of the meetings of the Management Committee having regard to balance of convenience of all Parties. Each agenda for a meeting will include the consideration and approval of the minutes of the immediately preceding meeting of the Management Committee.

          11.4      Waiver of Notice. Notice of a meeting will not be required if representatives of all of the Parties are present and unanimously agree upon the agenda.

          11.5      Quorum. A quorum for any Management Committee meeting will be present if a representative of each of the Parties holding an Interest is present. If a quorum is present at the meeting, the Management Committee will be competent to exercise all of the authorities, powers and discretions bestowed upon it hereunder. If a Management Committee meeting is terminated and rescheduled because of a lack of quorum, the Management Committee will be able to transact any business at the re-scheduled meeting even if a quorum is not present at the commencement of the rescheduled meeting. A representative may attend and vote at a meeting of the Management Committee by telephone conference call in which each representative may hear, and be heard by, the other representatives.

          11.6      Decisions. Subject to Section 11.7 the Management Committee will decide every question submitted to it by consensus, however in the event consensus is not possible, the question will be determined by a vote with each representative being entitled to cast that number of votes which is equal to its Member’s Proportionate Share. Other than as is expressly set out herein to the contrary, the Management Committee will make decisions by Simple Majority.

          11.7      Decisions Requiring Unanimous Consent. Notwithstanding anything else in this Agreement, the following decisions of the Management Committee shall require approval of one hundred percent (100%) of the votes cast at a duly called meeting:

(a)	any cessation of operations of any mine for a period exceeding ten (10) days;

(b)	any recommencement of operations after a cessation of operations contemplated in (a) above;

(c)	the disposition of any Assets which have a value in excess of One Million Dollars (US$1,000,000);

(d)	the disposition of the AUC Shares, or any portion thereof, except that Strathmore may unilaterally demand distribution of the AUC Shares to Strathmore at any time;

(e)	incurring any liability or obligation not in the ordinary course and not approved in a Program and Budget that exceeds Five Hundred Thousand Dollars (US$500,000);

(f)	settling any law suit or insurance claim;

(g)	acceptance of a Feasibility Report; and

(h)	commencement of Construction of a Mine.

          11.8      Chair. The representative of the Manager will be the chair of the Management Committee.

          11.9      Meeting Minutes. The Manager will ensure that minutes of Management Committee meetings are taken and circulated to each representative within a reasonable time following the termination of the meeting, and in any event no later than the time of delivery of the notice of the next meeting of the Management Committee.

          11.10      Action Without Meeting. Whenever the vote of representatives is required to be taken in connection with any Company action, the meeting and vote may be dispensed with if all of the representatives who would be entitled to vote if such meeting were held, shall consent in writing to such action being taken. When the written consent has been signed by all representatives, the written consent shall have the same effect as a unanimous vote.

          11.11      Binding Effect. Management Committee decisions made in accordance with this Agreement will be binding upon all of the Parties.

          11.12      Expenses. Each party will bear the expenses incurred by its representative and alternate representative in attending meetings of the Management Committee.

          11.13      Amendments. The Management Committee may, by agreement of the representatives of all the parties, establish such other rules of procedure, not inconsistent with this Agreement, as the management Committee deems fit.

ARTICLE XII
MANAGER

          12.1      Appointment. Unless otherwise agreed by the Parties in writing, and except as otherwise provided in this Article XII, Strathmore will act as Manager until the Operative Date, at which time the Manager will be the party with the largest Interest.

          12.2      Rights, Duties and Status of Manager. Subject to the terms and provisions of this Agreement, the Manager shall have the following status, rights and duties:

(a)

the Manager in its operations hereunder will be deemed to be an independent contractor. The Manager will not act or hold itself out as agent for any of the Members nor make any commitments on behalf of any of the Members unless specifically permitted by this Agreement or directed in writing by a Member;

(b)

subject to any specific provision of this Agreement and subject to it having the right to reject any direction on reasonable grounds by virtue of its status as an independent contractor, the Manager will perform its duties hereunder in accordance with the directions of the Management Committee and in accordance with this Agreement;

(c)

the Manager will manage and carry out Mining Operations substantially in accordance with Programs, Feasibility Reports, Operating Plans, Mine Maintenance Plans and Mine Closure Plans adopted by the Management Committee and in connection therewith will, in advance if reasonably possible, notify the Management Committee of any change in Mining Operations which the Manager considers material and if it is not reasonably possible, the Manager will notify the Management Committee so soon thereafter as is reasonably possible;

(d)

the Manager will have the sole and exclusive right and authority to manage and carry out all Mining Operations in accordance herewith and to incur the costs required for that purpose. In so doing the Manager will:

	(i)	comply with the provisions of all agreements or instruments of title under which the Property or Assets are held;

	(ii)	obtain all work permits, environmental approvals, and subject to Article XVIII insurances, as required to carry out exploration and development programs;

	(iii)	maintain the Property’s mineral leases and rights in good standing;

	(iv)	pay all Costs properly incurred promptly as and when due;

(v)

keep the Property and Assets free of all liens and encumbrances (other than those, if any, in effect on the Effective Date, those the creation of which is permitted pursuant to this Agreement, or builder’s or mechanic’s liens) arising out of the Mining Operations and, in the event of any lien being filed as aforesaid, proceed with diligence to contest or discharge the same;

(vi)

with the approval of the Management Committee prosecute claims and, where a defense is available, defend litigation arising out of the Mining Operations, provided that any Participant may join in the prosecution or defense at its own expense;

(vii)

subject to Section 19.5, perform such assessment work or make payments in lieu thereof and pay such rentals, taxes or other payments and do all such other things as may be necessary to maintain the Property in good standing, including, without limiting generality, staking and re-staking mining claims, and applying for licenses, leases, grants, concessions, permits, patents and other rights to and interests in the Minerals;

(viii)

maintain books of account in accordance with the Accounting Procedure, provided that the judgment of the Manager as to matters related to the accounting, for which provision is not made in the Accounting Procedure, will govern if the Manager’s accounting practices are in accordance with generally accepted accounting principles in the mining industry in Canada;

(ix)

perform its duties and obligations hereunder in a sound and workmanlike manner, in accordance with sound mining and engineering practices and other practices customary in the United States mining industry, in substantial compliance with all applicable federal, state, county and municipal laws, by-laws, ordinances, rules and regulations and this Agreement and in accordance with the care and skill normally expected by someone conducting and managing exploration, development and mining activities on behalf of the legal or beneficial owners of the Property;

(x)	have such additional duties and obligations as the Management Committee may from time to time determine; and

(xi)	manage and execute all Programs approved in accordance with this Agreement, including payments to any third party consultants and contractors engaged by the Manager.

          12.3      Resignation and Removal of Manager.

(a)	Resignation. The Member acting as Manager may resign as Manager on at least ninety (90) days’ notice to all Members.

(b)	Removal. The Management Committee may, by Special Majority, remove the Manager if:

(i)

the Member acting as Manager makes an assignment for the benefit of its creditors, or consents to the appointment of a receiver for all or substantially all of its property, or files a petition in bankruptcy or is adjudicated bankrupt or insolvent; or

	(ii)	a court order is entered without that Party’s consent:

		(A)	appointing a receiver or trustee for all or substantially all of its property; or

		(B)	approving a petition in bankruptcy or for a reorganization pursuant to the applicable bankruptcy legislation or for any other judicial modification or alteration of the rights of creditors; or

(iii)

the Manager is in default under this Agreement and fails to cure such default, or to commence bona fide curative measures, within thirty (30) days of receiving notice of the default from a non- Manager; or

	(iv)	the Manager fails to meet any of its obligations pursuant to Section 12.2; or

	(v)	the Manager undergoes a change in Control.

(c)	Effect of Resignation or Removal. If the Manager resigns or is removed, the Management Committee will thereupon select another Member to become the Manager effective the date established by the Management Committee. The new Manager will assume all of the rights, duties, liabilities and status of the previous Manager as provided in this Agreement. The new Manager will have no obligation to hire any employees of the former Manager resulting from this change of Manager. Upon ceasing to be Manager, the former Manager will forthwith deliver to the new Manager books, records, and other property both real and personal which it prepared or maintained in its capacity as manager. If the Manager resigns or is removed and no other Member consents to act as Manager, the Company will be terminated and the member which was the Manager may, if it consents to act, continue to act as Manager to effect the termination and the other Members will be obligated to fund their respective Proportionate Shares of the Costs incurred.

          12.4      Liability and Indemnification of the Manager.

(a)

Subject to Subsection 12.4(b), the Company will indemnify and save the Manager harmless from and against any loss, liability, claim, demand, damage, expense, injury or death (including, without limiting the generality of the foregoing, legal fees) resulting from any acts or omissions of the Manager or its officers, employees or agents.

(b)

Notwithstanding Subsection 12.4(a), the Manager will not be indemnified nor held harmless by any of the Members for any loss, liability, claim, damage, expense, injury or death, (including, without limiting the generality of the foregoing, legal fees) resulting from the negligence or willful misconduct of the Manager or its officers, employees or agents. An act or omission of the Manager or its officers, employees or agents, done or omitted to be done, will be deemed not to be negligence or willful misconduct if it was done:

	(i)	at the direction of, or with the concurrence of, the Management Committee; or

	(ii)	unilaterally and in good faith by the Manager to protect life or property.

(c)

The obligation of each Member to indemnify and save the Manager harmless pursuant to Subsection 12.4(a) will be in accordance with its Proportionate Share at the date that the loss, liability, claim, demand, damage, expense, injury or death occurred or arose.

(d)

The Manager will not be liable to any other Member nor will any Member be liable to the Manager in contract, tort or otherwise for special or consequential damages, including, without limiting the generality of the foregoing, loss of profits or revenues.

          12.5      Payments to Manager. The Manager may charge a fee in return for its overhead functions which are not charged directly: (a) up to and including the date one or more Parties give the Manager a Notice of Election to Contribute pursuant to Section 15.1, the Manager may charge ten percent (10%) of the Expenditure Costs, and of the Direct Charges referred to in Appendix C; and (b) after the date one or more Parties give the Manager a Notice of Election to Contribute pursuant to Section 15.1, the Manager may charge three percent (3%) of the Expenditure Costs, and of the Direct Charges. The Manager’s fees charged on Expenditure Costs paid by AUC, will be deemed to form part of AUC’s expenditure commitments referred to in Section 3.1. The Manager’s fees charged on the Direct Charges will be deemed to form part of the Costs for the purposes of this Agreement.

          12.6      Transactions with Affiliates. If the Manager engages Affiliates to provide services hereunder, it shall do so on terms generally no less favorable than would be the case in arm’s length transactions with unrelated parties.

ARTICLE XIII
PROGRAMS

          13.1     Programs. The Manager will prepare draft Programs for consideration by the Management Committee. Unless otherwise agreed to by the Management Committee, each Program will cover a calendar quarter. The draft Program will contain a statement in reasonable detail of the proposed Mining Operations, estimates of all Expenditure Costs to be incurred and an estimate of the time when they will be incurred, and will be delivered to AUC by no later than thirty (30) days prior to the period to which the draft Program relates. Each draft Program will be accompanied by such reports and data as are reasonably necessary for AUC to evaluate and assess the results from the Program for the then current year and, to the extent not previously delivered, from earlier Programs.

          13.2      Approval of Program Prior to the Operative Date. AUC will review the draft Program prepared by the Manager, and no later than fifteen (15) days after receiving a draft Program, either reject the Program or approve the Program. In the event the Program is rejected the Manager will prepare an alternate Program mutually acceptable to the Manager and AUC.

          13.3      Program Funding. The Manager will be entitled to an allowance for a cost overrun of twenty-five percent (25%) in addition to any budgeted Expenditure Costs and any Costs so incurred will be deemed to be included in the Program, as adopted. Unless approved by AUC, the Manager will be exclusively liable for the payment of all cost overruns incurred in excess of one hundred twenty-five percent (125%) of any budgeted Expenditure Costs. Within fifteen (15) days of a Program being adopted by AUC, AUC will deposit the budgeted Expenditure Costs for the Program into a bank account maintained exclusively for receipt and payment of the Expenditure Costs for the Property by Strathmore.

          13.4      Invoices. The Manager shall invoice AUC:

(a)	no more frequently than monthly, the Expenditure Costs incurred and paid by the Manager in carrying out a Program; or

(b)	sixty (60) days in advance of requirements, estimated to be incurred and paid by the Manager in carrying out a Program.

Each invoice will be signed by a financial officer of the Manager. AUC will pay to the Manager the amount invoiced within thirty (30) days of receipt of the invoice.

          13.5      Suspension of Programs. Unless otherwise directed by the Management Committee, the Manager may suspend or terminate prematurely any Program when the Manager, in good faith, considers that conditions are not suitable for the proper continuation or completion of the Program or the results obtained to that time eliminate or substantially impair the technical rationale on which the Program was based. If the Manager suspends or prematurely terminates a Program pursuant this Section 13.5, any funds advanced by AUC for that Program in excess of the Expenditure Costs incurred prior to the suspension or premature termination, will be refunded within sixty (60) days of the suspension or premature termination.

          13.6      Approval of Programs After Operative Date. Any Programs required subsequent to the Operative Date to bring the Property to the stage of the Feasibility Report, will be approved in the same manner as set out in Article XVI. All costs incurred by the Manager in implementing Programs approved after the Operative Date will be deemed to be costs and will be paid for by the Members pro rata in accordance with their proportionate Shares.

ARTICLE XIV
FEASIBILITY REPORT

          14.1      Preparation of Feasibility Report. Except as provided in Section 14.3, a Feasibility Report will only be prepared with the approval of:

(a)	the Management Committee and AUC if it will be funding the Feasibility Report as part of the Expenditure Costs, before the Operative date, or

(b)	the Management Committee, after the Operative Date.

After the Operative Date, the costs for the Feasibility Report will be shared pro rata in proportion with the Member’s Proportionate Shares.

          14.2      Duty to Provide Information. The Manager shall provide copies of the completed Feasibility Report to each of the Members forthwith upon receipt, together with copies of all of the latest technical data and information generated or received by the Manager from any Programs which is not contained in the Feasibility Report.

          14.3      Independent Preparation of Feasibility Report. Notwithstanding the provisions of Section 14.1, if a Member (the “Proponent”) is of the view that a Feasibility Report should be prepared, such Member will give notice thereof to the Manager and the Manager will call a Management Committee meeting to consider the matter. If the Management Committee fails to approve the preparation of the Feasibility Report supported by the Proponent, the Proponent may, either alone or with other Parties, at its or their sole cost, prepare a Feasibility Report. If such Feasibility Report indicates that production from the Property would be profitable to the Proponent, the Proponent will deliver the Feasibility Report to the Manager who will then call a Management Committee meeting to consider the Proponent’s Feasibility Report. If the Management Committee adopts the Feasibility Report it will become a Feasibility Report for all purposes, and the non-contributing Parties may either pay the Proponent an amount equal to one hundred fifty percent (150%) of their respective proportionate costs of the preparation of the Feasibility Report, or will suffer reduction of their respective Interests pursuant to Section 15.5 .

ARTICLE XV
ELECTION TO PARTICIPATE AND
CONTRIBUTIONS TO CONSTRUCTION COSTS

          15.1      Payment of Construction Costs. Each Party with an Interest is required, within one hundred twenty (120) days of its receipt of any Program by the Manager with an estimate of the Costs thereof, to give the Manager notice committing to contribute its Proportionate Share of such Costs (unless no Costs are expected to be payable by such Party) after the relevant Operative Date (the “Notice of Election to Contribute”). If after such one hundred twenty (120) days, a party has either provided the Manager with notice that it will not contribute to such Costs, or has not provided any notice at all (hereinafter referred to as the “Departing Participant”), the other party (the “Remaining Participant”) shall be entitled to commence such construction and development Costs, in which case it shall be obligated to purchase, and the Departing Participant shall be obligated to sell, the Departing Participant’s Interest, for fair market value, as determined by the procedure set out in this Section 15.4.

          15.2      Cost Allocation Based on Operative Date. Prior to the Operative Date, AUC will be solely responsible for all Costs. After the Operative Date, the Members will be responsible for all Costs pro rata in accordance with their Proportionate Shares.

          15.3      Operative Date Ownership Interest.

(a)	On the Operative Date, the Members’ respective Interests and Costs contributed will be deemed to be as follows:

	Deemed Costs Up to	Interest
	Operative Date
AUC	US$ 33,000,000 + fair market	60%
	value of 6,000,000 shares as of
	date of transfers from AUC
	subject to adjustments in
	accordance with Section 6.3
	(“AUC Deemed Costs”)

Strathmore	(AUC Deemed Costs divided	40%
by .6) minus AUC Deemed
Cost

          15.4      Fair Market Value of Departing Participant’s Ownership Interest. The fair market value of the Interest of the Departing Participant shall be determined by a panel of two qualified independent investment banking firms one of which shall be retained by the Departing Participant and one of which shall be retained by the Remaining Participant. Each independent investment banking firm shall submit their determination of fair market value within ninety (90) days from their date of retention. If the higher determination is not more than one hundred ten percent (110%) of the lower determination, the Fair Market Value shall be the average of the two determinations. If the higher determination is greater than one hundred ten percent (110%) of the lower determination, the two independent investment banking firms shall appoint a third independent banking firm whose determination of the fair market value of the Departing Participant's Interest shall be the fair market value. The Remaining Participant shall pay the Departing Participant the fair market value for the Departing Participant’s Interest within ninety (90) days from the date the evaluation, or such other date as agreed to between the parties, and the Departing Participant will transfer all of its legal and beneficial title to the Property and Assets upon such payment.

          15.5      Adjustment of Ownership Interest. If after the Operative Date and after the Members elect to contribute their Proportionate Share of the Costs, a Member fails to do so for any reason, the Ownership Interest of each contributing Participant will be increased and that of each defaulting Participant will be decreased as Costs are incurred so that the Ownership Interest of each Member at all times is that percentage which is equivalent to:

(a)	the sum of (i) its Deemed Costs up to the relevant Operative Date and (ii) its contribution to Costs;

divided by

(b)	the sum of (i) the Deemed Costs of the AUC and Strathmore, and (ii) the total Costs of all the Parties;

multiplied by

(c)	100.

Then, at the Completion Date, each defaulting Participant will be deemed to have assigned and conveyed its Ownership Interest to the remaining Participants and if there are more than one remaining Participants, then in proportion to their respective Ownership Interests.

          15.6      Minimum Ownership Interest Requirement. If the effect of the application of Section 15.5 reduces any Member’s Ownership Interest to three percent (3%) or less, it will forfeit its Ownership Interest to the remaining Members.

          15.7      Implementation of Feasibility Report. Once the Members elect to contribute their Proportionate Share of the Costs, the Members will diligently proceed with bringing a Mine into production in substantial conformity with the Feasibility Report. If the Members fail to commence the implementation of the Feasibility Report within twelve (12) months of Costs being fully committed (for reasons other than general economic conditions in the mining industry), any Departing Party which forfeited the right to contribute to Costs pursuant to Section 15.1 will have the right, exercisable in the thirty (30) days following the expiration of such twelve (12) month period, to reacquire from the Members not less than all of its Ownership Interest as last held, by paying its Proportionate Share of Costs incurred to the end of such twelve month period (together with interest at the Prime Rate plus two percent (2%)) to the Members in proportion to their respective Interests.

          15.8      During the twelve (12) month period referred to in Section 15.7 neither the Manager nor any Member will be obliged to provide any Departing Party with the results of any work carried out on the Property, the Member’s sole obligation during such period being to provide any Departing Party, on the written request which can be made only once during the said twelve (12) months, with a summary of the nature of the work carried out and the total Costs thereof.

ARTICLE XVI
CONSTRUCTION PERIOD

          16.1      Construction. Subject to Section 16.5, the Management Committee will cause the Manager to, and the Manager will, proceed with Construction with all reasonable dispatch after a Notice of Election to Contribute has been given. Construction will be substantially in accordance with the Feasibility Report, subject to the right of the Management Committee to cause such other reasonable variations in Construction to be made as the Management Committee, deems necessary and advisable.

          16.2     Programs. The Manager will prepare Programs for consideration by the Management Committee. Unless otherwise agreed to by the Management Committee, each Program will cover a budget year. The Program will contain a statement in reasonable detail of the proposed Mining Operations, estimates of all Construction Costs to be incurred and an estimate of the time when they will be incurred, and will be delivered to each Participant by no later than thirty (30) days prior to the period to which the Program relates. Each Program will be accompanied by such reports and data as are reasonably necessary for each Participant to evaluate and assess the results from the Program for the then current year and, to the extent not previously delivered, from earlier Programs. The Management Committee will review the Program prepared and, if it agrees, adopt the Program with such modifications, if any, as the Management Committee deems necessary. The Manager will be entitled to an allowance for a cost overrun of twenty-five percent (25%) in addition to any budgeted Construction Costs and any cost overruns so incurred will be deemed to be included in the Program, as adopted. Unless agreed by the Parties, the Manager will be exclusively liable for the payment of all cost overruns incurred in excess of one hundred twenty-five percent (125%) of any budgeted Construction Costs.

          16.3      Funding of Construction. Once the Program is adopted by the Parties and after the Operative Date, the Participants will fund the Program in accordance with each of their proportionate Shares in the Property. If any Participant elects not to contribute to a Program, it will have its Interest diluted in the manner contemplated in Sections 15.5 and 15.6.

          16.4      Invoices. The Manager will be entitled to invoice the Participants:

(a)	no more frequently than monthly, the Costs incurred and paid by the Manager in carrying out a Program; or

(b)	not more than sixty (60) days in advance of requirements, estimated to be incurred and paid by the Manager in carrying out a Program.

Each invoice will be signed by a financial officer of the Manager. The Participants will pay to the Manager the amount invoiced within thirty (30) days of receipt of the invoice.

          16.5      Suspension or Termination for Unfavorable Conditions. Unless otherwise directed by the Management Committee, the Manager may suspend or prematurely terminate any Program when the Manager, in good faith, considers that conditions are not suitable for the proper continuation or completion of the Program or the results obtained to that time eliminate or substantially impair the technical rationale on which the Program was based. If the Manager suspends or prematurely terminates a Program pursuant to this Section 16.5, any funds advanced by the Participants for that Program in excess of the Construction Costs incurred prior to the suspension or premature termination, and such funds will be refunded within sixty (60) days of the suspension or premature termination.

          16.6      Failure to Pay Invoice. If any Participant, after having committed to contribute pursuant to Section 16.3, fails to pay an invoice within the thirty (30) day period referred to in Section 16.4 the Manager may by notice demand payment. If no payment is made within the period of thirty (30) days next succeeding the receipt of the demand notice, that Participant shall be deemed to have forfeited its right to contribute to any further Costs under this Agreement and it shall be deemed to have elected not to contribute to each Program subsequently conducted and accordingly, shall have its Interest reduced in the manner contemplated in Sections 15.5 and 15.6.

          16.7      Refund. The Manager shall expend all monies advanced by a Participant ratably with the advances of the other Participants. If the Manager suspends or prematurely terminates a Program, any funds advanced by a Participant in excess of that Participant’s Proportionate Share of Construction Costs incurred prior to the suspension or premature termination shall be refunded within sixty (60) days of the suspension or premature termination. Unless approved unanimously by the Management Committee, the Manager shall be exclusively liable for the payment of all Costs incurred in excess of one hundred twenty-five percent (125%) of any budgeted Construction Costs.

          16.8      Right to Re-contribute. If any Program is altered, suspended or terminated prematurely so that the Construction Costs incurred on that Program as altered, suspended or terminated are less than eighty percent (80%) of the Construction Costs set out in the adopted Program, any Party which elected not to contribute to that Program shall be given notice of the alteration, suspension or termination by the Manager and shall be entitled to contribute its Proportionate Share of the Construction Costs incurred on that Program by payment thereof to the Manager within thirty (30) days after receipt of the notice, but shall not be entitled to review the results of the Program until it has made full payment. If payment is not made by that Party within the thirty (30) days aforesaid it shall forfeit its right to contribute to that Program without a demand for payment being required to be made thereafter by the Management Committee. If payment is made by that Party within the thirty (30) days as aforesaid, the Manager shall distribute the payment to the original Participants pro rata according to their respective contributions to the Program, and shall deliver to the new Participant copies of all data previously delivered to the other Participants with respect to that Program.

          16.9      Failure to Submit Program. If the Manager fails to submit a draft Program or a revised Program for a period of six (6) months from the date the last Program expired, the following shall apply:

(a)	the Manager shall not be entitled to submit a draft Program or revised Program for the subject period;

(b)

any Participant other than the Manager, whose Interest is not less than twenty percent (20%) may, within fifteen (15) days following the date by which the Manager’s draft Program or revised Program was due, submit a draft Program (the “Non-Manager’s Program”) for the subject period for consideration by the Management Committee;

(c)

the Management Committee shall review the Non-Manager’s Program and, if it deems fit, adopt the Non-Manager’s Program with such modifications, if any, as the Management Committee deems necessary; the adopted Program shall then be submitted to the Parties pursuant to Section 16.2;

(d)	if the Manager is a Participant and elects to contribute to the Non- Manager’s Program, it shall remain as the Manager for the duration of the Non-Manager’s Program;

(e)

if the Manager is a Participant and elects not to contribute to the Non- Manager’s Program, it shall cease to be the Manager for the duration of the Non-Manager’s Program, and the Management Committee shall appoint another Participant as Manager; and

(f)	following the completion of the Non-Manager’s Program the former Manager shall, subject to the provisions of Section 12.1, automatically become the Manager.

ARTICLE XVII
FINANCING OF COSTS

          17.1      Contribution of Mine Costs. The contributions of the Participants toward the Costs will be individually and separately provided by them in accordance with their Proportionate Share.

          17.2.      Financing Mine Costs. Any Member may pledge, mortgage, charge or otherwise encumber its Ownership Interest in order to secure moneys borrowed and used by that Member for the sole purpose of enabling it to finance its participation under this Agreement or in order to secure by way of floating charge as a part of the general corporate assets of that Member’s borrowing for its general corporate purposes, provided that the pledgee, mortgagee, holder of the charge or encumbrance (in this Section 17.2 called the “Chargee”) will hold the same subject to the provisions of this Agreement and that if the Chargee realizes upon any of its security it will comply with this Agreement. The Agreement between the Member hereto, as borrower, and the Chargee will contain specific provisions to the same effect as the provisions of this Section 17.2.

ARTICLE XVIII
OPERATION OF THE MINE

          18.1      Operation of the Mine. Commencing on the Completion Date, all Mining Operations will be planned and conducted and all estimates, reports and statements will be prepared and made on the basis of a calendar year.

          18.2      Operating Plan. With the exception of the year in which the Completion Date occurs and the years preceding the Completion Date, an Operating Plan for each calendar year will be submitted by the Manager to the Participants not later than November 1 in the year immediately preceding the calendar year to which the Operating Plan relates. Each Operating Plan will contain the following:

(a)	a description of the proposed Mining Operations;

(b)	a detailed estimate of all costs plus a reasonable allowance for contingencies;

(c)	an estimate of the quantity and quality of the ore to be mined and the concentrates or metals or other products and by-products to be produced; and

(d)	such other facts as may be necessary to reasonably illustrate the results intended to be achieved by the Operating Plan.

Upon request of any Participant the Manager will meet with that Participant to discuss the Operating Plan and will provide such additional or supplemental information as that Participant may reasonably require with respect thereto.

          18.3      Adoption of Operating Plan. The Management Committee will adopt each Operating Plan, with such changes as it deems necessary, by November 30 in the year immediately preceding the calendar year to which the Operating Plan relates; provided, however, that the Management Committee, by Special Majority, may from time to time and any time amend any Operating Plan.

          18.4      Satisfaction of Continuing Obligations. The Manager will include in the estimate of Costs referred to in Subsection 18.2(b) hereof the establishment of a trust or escrow fund providing for the reasonably estimated costs of satisfying continuing obligations that may remain after the permanent termination of Mining Operations, in excess of amounts actually expended. Such continuing obligations are or will be incurred as a result of the operation of the Company and will include such things as monitoring, stabilization, reclamation or restoration obligations, severance and other employee benefit costs and all other obligations incurred or imposed as a result of the operation of the Company which continue or arise after the permanent termination of Mining Operations and the termination of this Agreement and settlement of all accounts. The payment of such continuing obligations will be made on the basis of units of production, and will be in amounts reasonably estimated to provide over the lifetime of proven and probable reserves funds adequate to pay for such reclamation and long term care and monitoring. The Participants will contribute to the trust or escrow fund cash (or provide letters of credit or other forms of security readily convertible to cash in form approved by the Management Committee). The amount contributed from time to time for the satisfaction of such continuing obligations will be classified as Costs hereunder but will be segregated into a separate account.

          18.5      Invoices. The Manager may invoice each Participant, from time to time, for that Participant’s Proportionate Share of Operating Costs incurred to the date of the invoice, or at the beginning of each month for an advance equal to that Participant’s Proportionate Share of the estimated cash disbursements to be made during the month. Each Participant will pay its Proportionate Share of the Operating Costs or the estimated cash disbursements aforesaid to the Manager within thirty (30) days after receipt of the invoice. If the payment or advance requested is not so made, the amount of the payment or advance will bear interest calculated monthly not in advance from the thirtieth (30th) day after the date of receipt of the invoice thereof by that Participant at a rate equivalent to the weighted average Prime Rate for the month plus two percent (2%) until paid. The Manager will have a lien on each Participant’s Interest in order to secure that payment or advance together with interest which has accrued thereon.

          18.6      Failure to Pay Invoice. If any Participant fails to pay an invoice contemplated in Section 18.5 within the thirty (30) day period aforesaid, the Manager may, by notice, demand payment. If no payment is made within thirty (30) days of the Manager’s demand notice, the Manager may, without limiting its other rights at law, enforce the lien created by Section 18.5 by taking possession of all or any part of that defaulting Participant’s Interest. The Manager may sell and dispose of the defaulting Participant’s Interest which it has so taken into its possession by:

(a)

first offering that Interest to the other Participants and if there are more than one other Participant, then in proportion to the respective Interests of the Participants who wish to accept that offer, for that price which is the fair market value stated in the lower of two appraisals obtained by the Manager from independent, well recognized appraisers competent in the appraisal of mining properties; and

(b)

if the Participants have not purchased all or part of that Interest as aforesaid, then by selling the balance, if any, either in whole or in part or in separate parcels at public auction or by private tender (the Participants excluding the defaulting Participant being entitled to bid) at a time and on whatever terms the Manager will arrange, having first given notice to the defaulting Participant of the time and place of the sale.

As a condition of the sale as contemplated in Subsection 18.6(b), the purchaser will agree to be bound by this Agreement and, prior to acquiring the Interest, will deliver notice to that effect to the Parties, in form acceptable to the Manager. The proceeds of the sale will be applied by the Manager in payment of the amount due from the defaulting Participant and interest as aforesaid, and the balance remaining, if any, will be paid to the defaulting Participant after deducting reasonable costs of the sale. Any sale or disposal made as aforesaid will be a perpetual bar both at law and in equity by the defaulting Participant and its successors and assigns against all other Participants.

ARTICLE XIX
AREA OF COMMON INTEREST

          19.1      Requirement to Provide Notice of Acquisition. If at any time during the subsistence of this Agreement any Party or the Affiliate of any Party (in this Section 19.1 only called in each case the “Acquiring Party”) stakes or otherwise acquires, directly or indirectly, any right to or interest in any mining claim, license, lease, grant, concession, permit, patent, or other mineral property located wholly or partly within the Area of Common Interest, the Acquiring Party will forthwith give notice to the other Parties of that staking or acquisition, the total cost thereof and all details in the possession of that Party with respect to the details of the acquisition, the nature of the property and the known mineralization.

          19.2      Election Relating to Area of Common Interest. The Management Committee (the representative of the Acquiring Party not being entitled to vote with respect thereto) may, within thirty (30) days of receipt of the Acquiring Party’s notice, elect, by notice to the Acquiring Party, to require that the mineral properties and the right or interest acquired be included in and thereafter form part of the Property for all purposes of this Agreement.

          19.3      Reimbursement of Costs. If the election aforesaid is made, all the other Parties will reimburse the Acquiring Party for that portion of the cost of acquisition which is equivalent to their respective Interests.

          19.4      Failure to Make Election. If the Management Committee does not make the election aforesaid within that period of thirty (30) days, the right or interest acquired will not form part of the Property and the Acquiring Party will be solely entitled thereto.

          19.5      Surrender. Notwithstanding Subsection 12.2(d)(vii), the Manager will be entitled, at any time and from time to time to surrender all or any part of the Property or to permit the same to lapse, but only upon first either obtaining the unanimous consent of the Management Committee, or giving sixty (60) days’ notice of its intention to do so to the other Parties. In this latter event, the Parties, other than the Manager, will be entitled to receive from the Manager, on request prior to the date of the surrender or lapse, pro rata in accordance with their respective Interests, a conveyance of that portion of the Property intended for surrender or lapse, together with copies of any plans, assay maps, all drill records and factual engineering data in the Manager’s possession and relevant thereto. Any part of the Property so acquired will cease to be subject to this Agreement and will not be subject to Section 19.1. Any part of the Property which has not been so acquired by any of the Parties will remain subject to Section 19.1.

ARTICLE XX
DISTRIBUTION IN KIND

          20.1      Distribution of AUC Shares. If the AUC Shares are to be distributed, they shall be distributed in-kind to Strathmore.

          20.2      Distributions. It is expressly intended that, the business of the Company hereto will be limited to the efficient production of Minerals from the Property and related activities, and that each of the Members will be entitled to use, dispose of or otherwise deal with its Proportionate Share of Minerals as it sees fit. Each Participant will take in kind, f.o.b. truck or railcar on the Property, and separately dispose of its Proportionate Share of the Minerals produced from the Mine. From the time of delivery, each Participant will have ownership of and title to its Proportionate Share of Minerals separate from, and not as tenant in common with, the other Participants, and will bear all risk of loss of Minerals. Extra costs and expenses incurred by reason of the Participants taking in kind and making separate dispositions will be paid by each Participant directly and not through the Manager or Management Committee.

          20.3      Facilities Maintained by Members. Each Participant will construct, operate and maintain, all at its own cost and expense, any and all facilities which may be necessary to receive and store and dispose of its Proportionate Share of the Minerals at the rate the same are produced.

          20.4      Duty of Manager with Respect to Minerals. If a Participant has not made the necessary arrangements to take in kind and store its share of production as aforesaid the Manager will, at the sole cost and risk of that Participant store, in any location where it will not interfere with Mining Operations, the production owned by that Participant. The Manager and the other Members will be under no responsibility with respect thereto. All of the Costs involved in arranging and providing storage will be billed directly to, and be the sole responsibility of the Participant whose share of production is so stored. The Manager’s charges for such assistance and any other related matters will be billed directly to and be the sole responsibility of the Participant. All such billings will be subject to the provisions of Sections 18.5 and 18.6 hereof.

ARTICLE XXI
PROPERTY

          21.1      Taxes and Other Payments Based on Production. All required payments of taxes based on production of Products and other payments out of production to private parties and governmental entities, shall be determined and made by the Company in a timely manner and otherwise in accordance with applicable laws and agreements. The Manager shall furnish to the Members evidence of timely payment for all such required payments. In the event the Company fails to make any such required payment, any Member shall have the right to make such payment and shall thereby become subrogated to the rights of such third party; provided, however, that the making of any such payment on behalf of the Company shall not constitute acceptance by the paying Member of any liability to such third party for the underlying obligation.

ARTICLE XXII
TERMINATION OF MINING OPERATIONS

          22.1      Suspension of Mining Operations. The Manager may, at any time subsequent to the Completion Date, on at least thirty (30) days’ notice to all Participants, recommend that the Management Committee approve that the Mining Operations be suspended. The Manager’s recommendation will include a plan and budget (the “Mine Maintenance Plan”), in reasonable detail, of the activities to be performed to maintain the Assets and Property during the period of suspension and the Costs to be incurred. The Management Committee may, by Special Majority, at any time subsequent to the Completion Date, cause the Manager to suspend Mining Operations in accordance with the Manager’s recommendation with such changes to the Mine Maintenance Plan as the Management Committee deems necessary. The Participants will be committed to contribute their Proportionate Share of the Costs incurred in connection with the Mine Maintenance Plan. The Management Committee, by Special Majority, may cause Mining Operations to be resumed at any time.

          22.2      Termination of Mining. The Manager may, at any time following a period of at least ninety (90) days during which Mining Operations have been suspended, upon at least thirty (30) days’ notice to all Participants, or in conjunction with the events described in Section 22.1, recommend that the Management Committee approve the permanent termination of Mining Operations. The Manager’s recommendation will include a plan and budget (the “Mine Closure Plan”), in reasonable detail, of the activities to be performed to close the Mine and reclaim and rehabilitate the Property, as required by applicable law, regulation or contract by reason of this Agreement. The Management Committee may, by unanimous approval of the representatives of all Participants, approve the Manager’s recommendation with such changes to the Mine Closure Plan as the Management Committee deems necessary.

          22.3      Effect of Mine Closure Plan. If the Management Committee approves the Manager’s recommendation as aforesaid, it will cause the Manager to:

(a)	implement the Mine Closure Plan, whereupon the Participants will be committed to pay, in proportion to their respective Interests, such Costs as may be required to implement that Mine Closure Plan;

(b)

remove and dispose of such Assets as may reasonably be removed and disposed of profitably and such other Assets as the Manager may be required to remove pursuant to applicable environmental and mining laws;

(c)

sell, abandon or otherwise dispose of the Assets and the Property, for the best price reasonably obtainable and the net revenues, if any, from the removal and sale will be credited, to the extent permitted by law, to the Participants in proportion to their respective Ownership Interests; and

(d)	dissolve the Company in accordance with Article XXIII.

          22.4      If the Management Committee does not approve the Manager’s recommendation contemplated in Section 22.2, the Manager will maintain Mining Operations in accordance with the Mine Maintenance Plan as pursuant to Section 22.1.

ARTICLE XXIII
TERM AND DISSOLUTION

          23.1      Term. Unless earlier terminated pursuant to this Agreement or by agreement of all Members, the term of the Company shall be perpetual. Termination of this Agreement will not, however, relieve any party from any obligations theretofore accrued but unsatisfied, nor from its obligations with respect to rehabilitation of the Mine site and reclamation.

          23.2      Events of Dissolution. The Company shall be dissolved upon the occurrence of any of the following:

(a)	upon the unanimous written agreement of the Members;

(b)	upon an event otherwise set forth in this Agreement; or

(c)	as otherwise provided by the Act.

          23.3      Resignation. A Member may elect to resign from the Company by giving Notice to the other Members of the effective date of resignation, which shall be thirty (30) days after the date of the Notice.

(a)

Except as provided in Subsection 23.3(b), upon resignation by a Member, the resigning member shall be deemed to have transferred to the remaining Members, in proportion to their respective Ownership Interests, all of its Ownership Interest, including all of its interest in the Assets and its Capital Account, without cost and free and clear of all Encumbrances arising by, through or under such resigning Member, except those described in Appendix B, if any, and those to which the Members have unanimously agreed. The resigning Member shall execute and deliver all instruments as may be necessary in the reasonable judgment of the other Members to affect the transfer of its interests in the Company and the Assets to the other Members. If within a sixty (60) day period all Members elect to withdraw, then the Company shall instead be deemed to have been terminated by written agreement of the Members pursuant to Subsection 23.3(b).

(b)

If Strathmore elects to resign as a Member of the Company, the AUC Shares and an amount equal to that contributed by AUC pursuant to Subsections 3.1(b)(i) and 3.1(b)(ii) shall be distributed to Strathmore prior to the events of Subsection 23.3(a) taking place.

          23.4      Disposition of Assets on Dissolution. Promptly after dissolution under Section 23.2, the Manager shall take all action necessary to wind up the activities of the Company in accordance with the following steps:

(a)

first, payment, or the making of reasonable provision for payment, of all of the debts, liabilities and obligations of the Company (including all expenses incurred in liquidation) including the establishment of such adequate reserves for the payment and discharge of all debts, liabilities and obligations of the Company, including contingent, conditional or unmatured liabilities, in such amount and for such term as the liquidator(s) may reasonably determine; and

(b)

second, any remaining proceeds of liquidation, and any assets that are to be distributed in kind, shall be distributed to the Members as promptly as practicable, but in any event within the time required by Treasury Regulations Section 1.704-1(b)(2)(ii)(b)(2), in accordance with their respective Ownership Interests; provided, that Strathmore shall receive up to the amount contributed by AUC pursuant to Subsections 3.1(b)(i)-(ii) and the AUC Shares before the remaining assets of the Company are distributed to the Members in accordance with their Ownership Interests; and

(c)

except for the distribution of the AUC Shares to Strathmore which shall be in-kind, the distribution of cash, cash equivalents and other property to a Member in accordance with the provisions of this Section 23.4 shall constitute a complete return to the Member of its capital contributions to the Company and a complete distribution to the Member of its interest in the Company and all the Company’s property, and shall constitute a compromise to which all Members have consented within the meaning of the Act. All reasonable costs and expenses incurred in connection with the dissolution of the Company shall be expenses chargeable to the Business Account.

          23.5      Filing of Certificate of Cancellation. Upon completion of the winding up of the affairs of the Company, the Manager shall promptly file a Certificate of Cancellation with the Office of the Secretary of State of the State of Delaware. If the Manager has not caused the dissolution of the Company, whether voluntarily or involuntarily, then a person selected by a majority vote of the remaining Members to wind up the affairs of the Company shall file the Certificate of Cancellation.

          23.6      Right to Data After Dissolution. After dissolution of the Company pursuant to Subsections 23.2(a), 23.2(b) or 23.2(c), each Member shall be entitled to make copies of all applicable information owned by the Company and acquired hereunder before the effective date of termination not previously furnished to it, but a bankrupt or resigning Member causing a dissolution of the Company pursuant to Subsection 23.2(b) or (c) shall not be entitled to any such copies.

          23.7      Continuing Authority. On dissolution of the Company pursuant to this Agreement, the Member that was the Manager prior to such dissolution (or the other Members in the event of a resignation by the Manager) shall have the power and authority to do all things on behalf of all Members that are reasonably necessary or convenient to: (a) wind up Operations, (b) complete any transaction and satisfy any obligation, unfinished or unsatisfied, at the time of such termination or resignation, if the transaction or obligation arises out of Operations prior to such termination or resignation, and (c) grant or receive extensions of time or change the method of payment of an already existing liability or obligation, prosecute and defend actions on behalf of the Company and any or all Members, encumber Assets, and take any other reasonable action in any matter with respect to which the former Members continue to have, or appear or are alleged to have, a common interest or a common liability.

ARTICLE XXIV
TAX MATTERS PARTNER

          24.1      Designation of Tax Matters Partner. The Manager is hereby designated the tax matters partner (the “TMP”) as defined in Section 6231(a)(7) of Code and shall be responsible for, make elections for, and prepare and file any federal and state tax returns or other required tax forms following approval of the Management Committee. In the event of any change in Manager, the Member serving as Manager at the end of a taxable year shall continue as TMP with respect to all matters concerning such year unless the TMP for that year is required to be changed pursuant to applicable Treasury Regulations. The TMP and the other Member shall use reasonable best efforts to comply with the responsibilities outlined in this Article XXIV and in sections 6221 through 6233 of the Code (including any Treasury regulations promulgated thereunder) and in doing so shall incur no liability to any other party.

          24.2      Expenses of Tax Matters Partner; Indemnification. The Company shall indemnify and reimburse the TMP for all reasonable expenses, including legal and accounting fees, claims, liabilities, losses and damages incurred in connection with any administrative or judicial proceeding with respect to the tax liability of the Members attributable to the Company. The TMP shall be indemnified by the Company for all losses incurred as a result of its acting as TMP.

          24.3      Notice. Each Member shall furnish the TMP with such information (including information specified in Section 6230(e) of the Code) as it may reasonably request to permit it to provide the Internal Revenue Service with sufficient information to allow proper notice to the Members in accordance with Section 6223 of the Code. The TMP shall keep each Member informed of all administrative and judicial proceedings for the adjustment at the partnership level of partnership items in accordance with Section 6223(g) of the Code.

          24.4      Inconsistent Treatment of Tax Item. If an administrative proceeding contemplated under Section 6223 of the Code has begun, and the TMP so requests, each Member shall notify the TMP of its treatment of any partnership item on its federal income tax return that is inconsistent with the treatment of that item on the partnership return.

          24.5      Extensions of Limitation Periods. The TMP shall not enter into any extension of the period of limitations as provided under Section 6229 of the Code without first giving reasonable advance notice to the other Members of such intended action.

          24.6      Requests for Administrative Adjustments. No Member shall file, pursuant to Section 6227 of the Code, a request for an administrative adjustment of partnership items for any taxable year of the Company without first notifying the other Members. If the other Members agree with the requested adjustment, the TMP shall file the request for administrative adjustment on behalf of the Company. If consent is not obtained within thirty (30) days after notice from the proposing Member, or within the period required to timely file the request for administrative adjustment, if shorter, any Member, including the TMP, may file that request for administrative adjustment on its own behalf.

          24.7      Judicial Proceedings. A Member intending to file a petition under Section 6226, 6228 or other sections of the Code with respect to any partnership item, or other tax matters involving the Company, shall notify the other Members of such intention and the nature of the contemplated proceeding. If the TMP is the Member intending to file such petition, such notice shall be given within a reasonable time to allow the other Members to participate in the choosing of the forum in which such petition will be filed. If all Members do not agree on the appropriate forum, then the appropriate forum shall be decided in accordance with Article XXVI of this Agreement. If a Member intends to seek review of any court decision rendered as a result of a proceeding instituted under the preceding part of this Section 24.7, such Member shall notify the other Members of such intended action.

          24.8      Settlements. The TMP shall not bind the other Members to a settlement agreement without first obtaining the written consent of any such Members. A Member who enters into a settlement agreement for its own account with respect to any partnership items, as defined by Section 6231(a)(3) of the Code, shall notify the other Members of such settlement agreement and its terms within ninety (90) days from the date of settlement.

          24.9      Fees and Expenses. The TMP shall not engage legal counsel, certified public accountants, or others without the prior consent of the Management Committee. A Member may engage legal counsel, certified public accountants, or others in its own behalf and at its sole cost and expense. Any reasonable item of expense, including but not limited to fees and expenses for legal counsel, certified public accountants, and others which the TMP incurs (after proper consent by the Management Committee as provided above) in connection with any audit, assessment, litigation, or other proceeding regarding any partnership item, shall constitute proper charges to the Business Account and shall be borne by the Members as any other item which constitutes a direct charge to the Business Account pursuant to the Agreement.

          24.10      Survival. The provisions of the foregoing Sections, including but not limited to the obligation to pay fees and expenses contained in Section 24.2 above, shall survive the termination of the Company or the termination of a Member’s interest in the Company and shall remain binding on the Members for a period of time necessary to resolve with the Internal Revenue Service or the Department of the Treasury any and all matters regarding the federal income taxation of the Company for the applicable tax year(s).

ARTICLE XXV
CONFIDENTIALITY, OWNERSHIP, USE AND DISCLOSURE INFORMATION

          25.1      Business Information. All Business Information shall be owned jointly by the Members as their Ownership Interests are determined pursuant to this Agreement. At all times during the existence of the Company the duly authorized representatives of each Member will, at its and their sole risk and expense and at reasonable intervals and times, have access to the Property and to all information and documents, including without limitation, technical and proprietary information and know-how relating to the Property, information relating to the exploration, development and extraction of minerals from the Property, project, data files and library resources relating to the property. Both before and after the termination of the Company, all Business Information may be used by either Member for any purpose, whether or not competitive with the Business, without consulting with, or obligation to, the other Members. Except as provided in Section 25.3, or with the prior written consent of the other Members, each Member shall keep confidential and not disclose to any third party or the public any portion of the Business Information that constitutes Confidential Information.

          25.2      Member Information. In performing its obligations under this Agreement, no Member shall be obligated to disclose any Member Information. If a Member elects to disclose Member Information in performing its obligations under this Agreement, such Member Information, together with all improvements, enhancements, refinements and incremental additions to such Member Information that are developed, conceived, originated or obtained by any Member in performing its obligation under this Agreement (“Enhancements”), shall be owned exclusively by the Member that originally developed, conceived, originated or obtained such Member Information. Each Member may use and enjoy the benefits of such Member Information and Enhancements in the conduct of the Business hereunder, but the Member that did not originally develop, conceive, originate or obtain such Member Information may not use such Member Information and Enhancements for any other purpose. Except as provided in Section 25.3, or with the prior written consent of the other Member, which consent may be withheld in such Member’s sole discretion, each Member shall keep confidential and not disclose to any third party or the public any portion of Member Information and Enhancements owned by the other Member that constitutes Confidential Information.

          25.3      Disclosure of Confidential Business Information. All Confidential Business Information will be kept confidential and, except to the extent required by law or by regulations of the Securities Commission of Stock Exchange, will not be disclosed to any person other than an Affiliate without the prior written consent of all Participants, which consent will not be unreasonably withheld.

          25.4      Disclosure Required by Law. Notwithstanding anything contained in this Article XXV, a Member may disclose any Confidential Information if, in the opinion of the disclosing Member’s legal counsel: (a) such disclosure is legally required to be made in a judicial, administrative or governmental proceeding pursuant to a valid subpoena or other applicable order; or (b) such disclosure is legally required to be made pursuant to the rules or regulations of a stock exchange or similar trading market applicable to the disclosing Member. Prior to any disclosure of Confidential Information under this Section 25.4, the disclosing Member shall give the other Member at least ten (10) days’ prior written notice (unless less time is permitted by such rules, regulations or proceeding) and, in making such disclosure, the disclosing Member shall disclose only that portion of Confidential Information required to be disclosed and shall take all reasonable efforts to preserve the confidentiality thereof, including, without limitation, obtaining protective orders and supporting the other Member in intervention in any such proceeding.

          25.5      News Releases and Public Statements. The text of any news releases or other public statements which a Member intends to make with respect to the Property or this Agreement will be made available to the other Members prior to publication.

ARTICLE XXVI
DISPUTES

          26.1      Governing Law. Except for matters of title to the Property or their Transfer, which shall be governed by the law of their situs, this Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard for any conflict of laws or choice of laws principles that would permit or require the application of the laws of any other jurisdiction.

          26.2      Arbitration. Should there be a disagreement or a dispute between the Parties with respect to the interpretation of this Agreement, or for any other dispute arising from this Agreement which is outside the scope of the Management Committee responsibilities specifically provided for in this Agreement, the same will be referred to a single arbitrator pursuant to the Commercial Arbitration Act (British Columbia), and the determination of such arbitrator will be final and binding upon the parties hereto. This Section 26.2 will be deemed to be a submission to arbitration in accordance with the Commercial Arbitration Act. If arbitration or other legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or substantially prevailing Member shall be entitled to recover reasonable attorneys’ fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled. The location of the arbitration will be as agreed by the Parties; in the event the Parties are unable to agree to where the arbitration will be held, the arbitration will be held in Vancouver, British Columbia.

ARTICLE XXVII
GENERAL PROVISIONS

          27.1      Notices. All notices, payments and other required or permitted communications (“Notices”) to either Member shall be in writing, and shall be addressed respectively as follows:

          If to AUC:

Attention:	Robert Rich, President
American Uranium Corporation
Mailing Address:	600 17th Street – Suite 2800 South
Denver, CO 80202
Telephone:	(303) 643-2265
Facsimile:	(508) 240-1361
E-Mail :	robert.rich4@verizon.net

With a Copy to:	Hamish Malkin, CFO
American Uranium Corporation
Mailing Address :	1201 – 1166 Alberni Street
Vancouver, B.C. V6E 3Z3
Canada
E-Mail :	HMalkin@shaw.ca

          If to Strathmore:

Attention:	Steven Kahn
Mailing Address :	2420 Watt Court
Riverton, WY 82501
Telephone :	(250) 868-8140
Facsimile:	(250) 868-8493
E-Mail :	kahn1750@shaw.ca

With a Copy to:	Bob Wooder
Mailing Address :	595 Burrard Street
P.O. Box 49314
Suite 2600, Three Bentall Centre
Vancouver BC V7X 1L3
Canada
E-Mail :	Bob.wooder@blakes.com

All invoices, notices, consents and demands under this Agreement will be in writing and may be delivered personally, transmitted by fax (with transmission confirmed in writing), or may be forwarded by first class prepaid registered mail to the address for each Party specified in this Agreement or to such addresses as each Party may from time to time specify by notice. Any notice delivered or sent by fax will be deemed to have been given and received on the business day next following the date of delivery or transmission. Any notice mailed as aforesaid will be deemed to have been given and received on the fifth (5th) business day following the date it is posed, provided that if between the time of mailing and the actual receipt of the notice there will be a mail strike, slowdown or other labor dispute which affects delivery of the notice by mails, then the notice will be effective if actually delivered.

          27.2      Gender. The singular shall include the plural, and the plural the singular wherever the context so requires, and the masculine, the feminine, and the neuter genders shall be mutually inclusive.

          27.3      Headings. The subject headings of the Sections and Subsections of this Agreement and the Paragraphs and Subparagraphs of the Appendices to this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

          27.4      Waiver. The failure of any Member to insist on the strict performance of any provision of this Agreement or to exercise any right, power or remedy upon a breach hereof shall not constitute a waiver of any provision of this Agreement or limit such Member’s right thereafter to enforce any provision or exercise any right unless evidenced in writing executed by the Member against whom waiver is charged. Any waiver so evidenced in writing will extend only to the particular breach so waived and will not limit any rights with respect to any future breach.

          27.5      Modifications. No modification of this Agreement shall be valid unless made in writing and duly executed by all Members.

          27.6      Force Majeure.

(a)

Notwithstanding anything herein contained to the contrary, if any Member is prevented from or delayed in performing any obligation under this Agreement, and such failure is occasioned by any cause beyond its reasonable control, excluding only lack of finances, then, subject to Section 27.1, the time for the observance of the condition or performance of the obligation in question will be extended for a period equivalent to the total period the cause of the prevention or delay persists or remains in effect regardless of the length of such total period.

(b)

Any Member hereto claiming suspension of its obligations as aforesaid will promptly notify the other Members to that effect and will take all reasonable steps to remove or remedy the cause and effect of the force majeure described in the said notice insofar as it is reasonably able so to do and as soon as possible; provided that the terms of settlement of any labor disturbance or dispute, strike or lockout will be wholly in the discretion of the Member claiming suspension of its obligations by reason thereof, and that Member will not be required to accede to the demands of its opponents in any such labor disturbance or dispute, strike, or lockout solely to remedy or remove the force majeure thereby constituted. The Member claiming suspension of its obligations will promptly notify the other Members when the cause of the force majeure has been removed.

(c)

The extension of time for the observance of conditions or performance of obligations as a result of force majeure will not relieve the Manager from its obligations to keep the Property in good standing pursuant to Subsections 12.2(d)(v) and 12.2(d)(vii).

          27.7      Rule Against Perpetuities. The Members do not intend that there shall be any violation of the Rule Against Perpetuities, the Rule Against Unreasonable Restraints on the Alienation of Property, or any similar rule. Accordingly, if any right or option to acquire any interest in the Property, in an Ownership Interest, in the Assets, or in any real property exists under this Agreement, such right or option must be exercised, if at all, so as to vest such interest within time periods permitted by applicable rules. If, however, any such violation should inadvertently occur, the Members hereby agree that a court shall reform that provision in such a way as to approximate most closely the intent of the Members within the limits permissible under such rules.

          27.8      Further Assurances. Each of the Members shall take, from time to time and without additional consideration, such further actions and execute such additional instruments as may be reasonably necessary or convenient to implement and carry out the intent and purpose of this Agreement or as may be reasonably required by lenders in connection with Project Financing.

          27.9      Entire Agreement; Successors and Assigns. This Agreement constitutes the entire agreement between the Members with respect to the subject matter hereof and replaces and supersedes all prior agreements including the LOI. This Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the Members.

          27.10      Counterparts. This Agreement may be executed in any number of counterparts, and it shall not be necessary that the signatures of both Members be contained on any counterpart. Each counterpart shall be deemed an original, but all counterparts together shall constitute one and the same instrument

          27.11      Time is of the Essence. Time is of the essence as it relates to this Agreement.

          27.12      Non-Merger. Except as otherwise specifically provided herein, the obligations of the Parties arising from this Agreement will not merge on the Effective Date.

          27.13      Savings Clause. The Parties agree that should any economic difference between this LLC Agreement and the Option and JV Agreement arise, the Parties will make such adjustments necessary to place the Parties in the desired economic position that would have occurred solely under the Option and JV Agreement. In the event the Parties, acting reasonably and in good faith, are unable to agree on the adjustments required under this Section 27.13, the dispute will be referred to arbitration pursuant to Section 26.2.

          27.14      Indemnification. Strathmore agrees to indemnify and hold harmless AUC, its officers, directors, stockholders, employees, agents and representatives from any and all U.S. federal tax obligations, interest or penalties related to the conversion event of the joint venture between Strathmore and AUC into a limited liability company.

The remainder of this page is intentionally left blank. Signatures appear on the following page.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

AMERICAN URANIUM CORPORATION	STRATHMORE RESOURCES (U.S.) LTD,
a Nevada corporation	a Nevada corporation

By ___________________________	By ___________________________

Its ___________________________	Its ___________________________

APPENDIX A
DEFINITIONS

In this Agreement the following words, phrases and expressions will have the following meanings:

(a)	“Accounting Procedure” means the procedure attached to this Agreement as Appendix C.

(b)	“Act” means the Delaware Limited Liability Company act, 6 Del. C. 18-101 et seq.

(c)	“Affiliate” will have the meaning attributed to it in the Canada Business Corporations Act, as amended.

(d)

“Agreement” means this Exploration, Development and Mining Limited Liability Company Operating Agreement, including all amendments and modifications, and all schedules and appendices, all of which are incorporated by reference.

(e)

“Area of Common Interest” will have the meaning attributed to it in Article XIX, and will be deemed to comprise that area which is included within the boundaries marked on the map attached to this Agreement as Appendix D.

(f)

“Assets” means all tangible and intangible goods, chattels, improvements or other items including, without limiting generality, land, buildings, and equipment but excluding the Property, acquired for or made to the Property after the Effective Date, or otherwise attributed to the Property pursuant to this Agreement in connection with the Mining Operations.

(g)	“Budget” means a detailed estimate of all costs to be incurred and a schedule of cash advances to be made by Members with respect to a Program.

(h)	“Business” means the conduct of the business of the Company in furtherance of the purposes set forth in Section 2.3 and in accordance with this Agreement.

(i)	“Capital Account” means the account maintained for each Member in accordance with Article IV.

(j)	“Code” means the Internal Revenue Code of 1986, as amended.

(k)	“Company” means AUC, LLC, a Delaware limited liability company formed in accordance with, and governed by, this Agreement.

(l)	“Completion Date” means the date on which the Management Committee resolves that the preparing and equipping of the Mine is complete and is the date on which commercial production commences.

(m)

“Confidential Information” means all information, data, knowledge and know- how (including, but not limited to, formulas, patterns, compilations, programs, devices, methods, techniques and processes) that derives independent economic value, actual or potential, as a result of not being generally known to, or readily ascertainable by, third parties and which is the subject of efforts that are reasonable under the circumstances to maintain its secrecy, including without limitation all analysis, interpretations, compilations, studies and evaluations of such information, data, knowledge and know-how generated or prepared by or on behalf of any Member.

(n)	“Construction” means every kind of work carried out during the Construction Period by the Manager in accordance with the Feasibility Report and as approved by the Management Committee.

(o)	“Construction Period” means the date on which one or more Parties elect to contribute its or their Proportionate Share of Construction Costs, and ending on the Completion Date.

(p)

“Continuing Obligations” mean obligations or responsibilities that are reasonably expected to continue or arise after Mining Operations on a particular area of the Property have ceased or are suspended, such as future monitoring, stabilization, or Environmental Compliance.

(q)

“Control” means, for the purposes of Subsection 12.3(b)(v), the ability, directly or indirectly through one or more intermediaries, to direct or cause the direction of the management and policies of the Manager through (i) the legal or beneficial ownership of voting securities, (ii) the right to appoint managers, directors or corporate management, (iii) contract, (iv) operating agreement, (v) voting trust, or otherwise.

(r)

“Cost” or “Costs” means all items of outlay and expense whatsoever, direct or indirect, with respect to Mining Operations, including the Expenditure Costs, recorded by the Manager in accordance with this Agreement and will include all obligations and liabilities incurred or to be incurred with respect to the protection of the environment such as future decommissioning, reclamation and long-term care and monitoring, even if not then due and payable so long as the amounts can be estimated with reasonable accuracy, and whether or not a mine reclamation trust fund has been established. Without limiting generality, the following are also included as Costs and have the following meanings:

(i) “Exploration Costs” means those costs incurred for surveying, drilling, testing, and exploration of the Property;

(ii)

“Construction Costs” means those costs recorded by the Manager for Construction during the Construction Period, including, without limitation, permitting costs, development costs, financing costs, and the Manager’s fee contemplated in Section 12.5; and

(iii)	“Operating Costs” means those Costs recorded by the Manager subsequent to the Completion Date to fund the Mining Operations.

(iv)	the Manager’s Fee contemplated in Section 12.5.

(s)

“Development” means all preparation (other than Exploration) for the removal and recovery of Products, including any improvements to be used for the mining, handling, milling, processing, or other beneficiation of Products, and all related Environmental Compliance.

(t)	“Effective Date” means January 3, 2008.

(u)

“Encumbrance” or “Encumbrances” means mortgages, deeds of trust, security interests, pledges, liens, net profits interests, royalties or overriding royalty interests, other payments out of production, or other burdens of any nature.

(v)

“Environmental Compliance” means actions performed during or after Mining Operations to comply with the requirements of all Environmental Laws or contractual commitments related to reclamation of the Property or other compliance with Environmental Laws.

(w)

“Environmental Laws” means Laws aimed at reclamation or restoration of the Property; abatement of pollution; protection of the environment; protection of wildlife, including endangered species; ensuring public safety from environmental hazards; protection of cultural or historic resources; management, storage or control of hazardous materials and substances; releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances as wastes into the environment, including without limitation, ambient air, surface water and groundwater; and all other Laws relating to the manufacturing, processing, distribution, use, treatment, storage, disposal, handling or transport of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes.

(x)

“Environmental Liabilities” means any and all claims, actions, causes of action, damages, losses, liabilities, obligations, penalties, judgments, amounts paid in settlement, assessments, costs, disbursements, or expenses (including, without limitation, attorneys’ fees and costs, experts’ fees and costs, and consultants’ fees and costs) of any kind or of any nature whatsoever that are asserted against any Member, by any person or entity other than the other Member(s), alleging liability (including, without limitation, liability for studies, testing or investigatory costs, cleanup costs, response costs, removal costs, remediation costs, containment costs, restoration costs, corrective action costs, closure costs, reclamation costs, natural resource damages, property damages, business losses, personal injuries, penalties or fines) arising out of, based on or resulting from (i) the presence, release, threatened release, discharge or emission into the environment of any hazardous materials or substances existing or arising on, beneath or above the Property and/or emanating or migrating and/or threatening to emanate or migrate from the Property to off-site properties; (ii) physical disturbance of the environment; or (iii) the violation or alleged violation of any Environmental Laws.

(y)

“Expenditure Costs” means all items of outlay and expense whatsoever, direct or indirect, with respect to Mining Operations which are funded solely by AUC to earn in its Interest in the Property pursuant to Article III, including the Manager’s fee contemplated in Section 12.5.

(z)

“Exploration” means all activities directed toward ascertaining the existence, location, quantity, quality or commercial value of deposits of Products, including but not limited to additional drilling required after discovery of potentially commercial mineralization, and including related Environmental Compliance.

(aa)	“Exploration Period” means the period beginning on the Effective Date and ending on the Operative Date.

(bb)

“Feasibility Report” means a detailed report, in form and substance sufficient for presentation to arm’s length institutional lenders considering project financing, showing the feasibility of placing any part of the Property into commercial production as a Mine and will include a reasonable assessment of the various categories of mineral reserves and their amenability to metallurgical treatment, a complete description of the work, equipment and supplies required to bring such part of the Property into commercial production and the estimated cost thereof, a description of the mining methods to be employed and a financial appraisal of the proposed operations and including at least the following:

	(i)	a description of that part of the Property to be covered by the proposed Mine;

	(ii)	the estimated recoverable reserves of Minerals and the estimated composition and content thereof;

	(iii)	the proposed procedure for development, mining and production;

	(iv)	results of ore amenability treatment tests (if any);

(v)

the nature and extent of the facilities proposed to be acquired, which may include a central processing plant if the size, extent and location of the ore body makes such processing facilities feasible, in which event the study will also include a preliminary design for such plant;

(vi)

the total costs, including capital budget, which are reasonably required to purchase, construct and install all structures, machinery and equipment required for the proposed Mine, including a schedule of timing of such requirements;

	(vii)	all environmental impact studies and costs of implementation;

(viii)	the period in which it is proposed the Property will be brought to commercial production; and

(ix)

such other data and information as are reasonably necessary to substantiate the existence of an ore deposit of sufficient size and grade to justify development of a mine, taking into account all relevant business, tax and other economic considerations including a cost comparison between purchasing or leasing and renting of facilities and equipment required for the operation of the Property as a Mine.

(cc)	“Governmental Fees” means all location fees, mining claim rental, mining claim maintenance payments and similar payments required by Law to locate and hold unpatented mining claims.

(dd)

“Indicated Mineral Resources” means U3O8 resource based upon Strathmore’s standard area influences for the resource calculations which is a square with sides one hundred (100) feet from the data point.

(ee)

“Inferred Mineral Resources” means U3O8 resource based upon Strathmore’s standard area of influences for the resource calculations which is square with sides two hundred (200) feet from the data point.

(ff)	“Initial Capital Contribution” means that contribution each Member has made or agrees to make pursuant to Section 3.1 of the Agreement.

(gg)

“Law” or “Laws” means all applicable federal, state and local laws (statutory or common), rules, ordinances, regulations, grants, concessions, franchises, licenses, orders, directives, judgments, decrees, and other governmental restrictions, including permits and other similar requirements, whether legislative, municipal, administrative or judicial in nature.

(hh)	“LOI” has the meaning attribute to it in Recital B.

(ii)	“Management Committee” means the committee established pursuant to Article XI.

(jj)	“Manager” means the party appointed under Article XII of the Agreement to manage Operations, or any successor Manager.

(kk)	“Measured Mineral Resources” means U3O8 resource based upon Strathmore’s standard area of influences for the resource calculations which is square with sides fifty (50) feet from the data point.

(ll)	“Member” means AUC or Strathmore, any permitted successor or assign of AUC or Strathmore, or any person admitted as a Member of the Company under this Agreement.

(mm)

“Member Information” means all information, data, knowledge and know-how, in whatever form and however communicated (including, without limitation, Confidential Information) which, as shown by written records, was developed, conceived, originated or obtained by a Member: (a) prior to entering into this Agreement, or (b) independent of its performance under the terms of this Agreement.

(nn)

“Mine” means the workings established and Assets acquired, including, without limiting generality, wellfields, plant, ion exchange units, utilities, infrastructure, housing, and other facilities in order to bring the Property into commercial production.

(oo)	“Mine Closure Plan” has the meaning attributed to it in Section 22.2.

(pp)	“Mine Maintenance Plan” has the meaning attributed to it in Section 22.1.

(qq)

“Minerals” means any and all ores (and concentrates derived therefrom) and minerals, precious and base, metallic and nonmetallic, in, on or under the Property which may lawfully be explored for, mined and sold.

(rr)	“Mining” means the mining, extracting, producing, beneficiating, handling, milling or other processing of Products.

(ss)	“Mining Operations” means every kind of work done by the Manager:

(i) on or in respect of the Property in accordance with a Program or Operating Plan; or

(ii)

if not provided for in a Program or Operating Plan, unilaterally and in good faith to maintain the Property in good standing, to prevent waste or to otherwise discharge any obligation which is imposed upon it pursuant to this Agreement and in respect of which the Management Committee has not given it directions; including, without limiting generality, investigating, prospecting, exploring, developing, property maintenance, preparing reports, estimates and studies, designing, equipping, improving, surveying, construction and mining, milling, concentrating, rehabilitation, reclamation, and environmental protection.

(tt)

“Net Gain” and “Net Loss” means, except as except as specified below, for each Fiscal Year or other period, the income or loss of the Company for “book” or “capital account” purposes under Treas. Reg. §1.704-1(b)(2)(iv). In particular, but without limitation, for each Allocation Period, “Net Gain” or “Net Loss” shall mean the Company’s taxable income or loss for such Allocation Period, determined in accordance with Section 703(a) of the Code (it being understood that for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in such taxable income or loss), with the following modifications:

(i)

income, gain or loss from, and cost recovery, amortization or depreciation deductions with respect to, any Book Property shall be computed by reference to the value of such Book Property as set forth in the books of the Company, all in accordance with the principles of Treas. Reg. §1.704- 1(b)(2)(iv)(g), notwithstanding that the adjusted tax basis of such Book Property differs from such value;

(ii)

any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Net Gain or Net Loss pursuant to this definition shall be included in computing such Net Gain or Net Loss;

(iii)

any expenditures of the Company described in Section 705(a)(2)(B) of the Code or treated as Section 705(a)(2)(f) expenditures pursuant to Treas. Reg. §1.704-1(b)(2)(iv)(i) and that are not otherwise taken into account in computing Net Gain or Net Loss pursuant to this definition shall be treated as items of expense in computing such Net Gain or Net Loss;

(iv)

in the event that the value of any Company property is adjusted pursuant to Treas. Reg. §1.704-1(b)(2)(iv)(f), the amount of such adjustment shall be taken into account as gain or loss (as the case may be) from the disposition of such property for purposes of computing Net Gain and Net Loss;

(v)

to the extent (and only to the extent) that an adjustment made to the adjusted tax basis of any Company asset pursuant to Section 732, Section 734 or Section 743 of the Code is required to be taken into account in determining Capital Accounts pursuant to Treas. Reg. §1.704- 1(b)(2)(iv)(m), the amount of such adjustment shall be treated as an item of gain or loss (as the case may be) for purposes of computing Net Gain or Net Loss; and

(vi)

all items of Company gross income, gain, loss, deduction or expense for such Allocation Period that are specially allocated pursuant to Subsection 4.2(b) shall be disregarded in computing such taxable income or loss (but the amount of such items available for allocation under Subsection 4.2(b) shall be determined by applying rules analogous to the modifications set forth in clauses (i) through (v) above)

(uu)	“Notice of Election to Contribute” has the meaning attributed to it in Article 15.1.

(vv)	“AUC Shares” means six million (6,000,000) common shares in the capital stock of AUC.

(ww)	“Operating Plan” means the annual plan of Mining Operations submitted pursuant to Section 18.2.

(xx)	“Operative Date” means the date upon which AUC becomes entitled to be vested in the entire sixty percent (60%) interest in the Property in accordance with Section 6.1.

(yy)	“Option” has the meaning attributed to it in Recitals B.

(zz)

“Option Period” means a period of time commencing on the Effective Date and terminating either upon the Operative Date, or such earlier date as this Agreement is terminated prior to the Operative Date, pursuant to Section 3.3.

(aaa)

“Ownership Interest” means the percentage interest representing the ownership interest of a Member in the Company, and all other rights and obligations arising under this Agreement, as such interest may from time to time be adjusted hereunder. The initial Ownership Interests of the Members are set forth in Article VI of this Agreement.

(bbb)	“Participant” means a Party that is contributing to Expenditure Costs or Costs, as the case may be.

(ccc)	“Party” or “Parties” means the Parties to this Agreement and their respective successors and permitted assigns which become Parties pursuant to this Agreement.

(ddd)	“Permit” means any permit, license, approval or other authorization from any federal, tribal, state or local governmental or quasi governmental authority.

(eee)

“Prime Rate” means the rate of interest per annum established from time to time by CitiBank as its reference rate of interest for the determination of interest rates that CitiBank will charge to customers of varying degrees of credit worthiness in the United States for American Dollar demand loans made by it in the United States and designated by CitiBank as its “prime rate”.

(fff)	“Products” means all ores, minerals and mineral resources produced from the Property.

(ggg)	“Program” means a work plan and budget of Mining Operations, and adopted by the Management Committee in accordance with this Agreement.

(hhh)

“Property” means the mineral properties more specifically identified in Appendix B that are subject to this Agreement on or after the Effective Date, any additional mineral properties that become part of the Property pursuant to this Agreement, the Minerals thereon, all information obtained from Mining Operations and those rights and benefits appurtenant to the Property that are acquired for the purpose of conducting Mining Operations.

(iii)	“Proportionate Share(s)” means that share or shares which is equal to a Party’s percentage Interest.

(jjj)	“Simple Majority” means a decision made by the Management Committee by more than fifty percent (50%) of the votes represented and entitled to be cast at a meeting thereof.

(kkk)	“Special Majority” means a decision made by the Management Committee by more than sixty-six and six-tenths percent (66.6%) of the votes represented and entitled to be cast at a meeting thereof.

(lll)	“$” means United States Dollars.

(mmm)

“Third Party Evaluation” means a detailed evaluation, conducted by a third party engineering firm selected by Strathmore and agree to by AUC, that calculates the weight in lbs. of Measured, Indicated and/or Inferred Mineral Resources consisting of U3O8 based on a cut-off grade of 0.025% on the Property based upon the information and results from previous exploration and development work conducted on the Property, including the results from the work funded by AUC and conducted on the Property after the Effective Date.

(nnn)

“Transfer” means, when used as a verb, to sell, grant, assign or create an Encumbrance, pledge or otherwise convey, or dispose of or commit to do any of the foregoing, or to arrange for substitute performance by an Affiliate or third party, either directly or indirectly; and, when used as a noun, means such a sale, grant, assignment, Encumbrance, pledge or other conveyance or disposition, or such an arrangement.

APPENDIX B
PINETREE-RENO CREEK ISR PROPERTY

DESCRIPTION OF THE PROPERTY

Lode Mining Claims

BLM Serial #	Claim Name	Subd.	Section	Township	Range	Owner
Four Mile Creek Property
WMC261775	FMC - 1	SW	9	43N	74W	DAVID MILLER & ASSOC. LLC
WMC261776	FMC - 2	SW	9	43N	74W	DAVID MILLER & ASSOC. LLC
WMC261777	FMC - 3	SW	9	43N	74W	DAVID MILLER & ASSOC. LLC
WMC261778	FMC - 4	SW	9	43N	74W	DAVID MILLER & ASSOC. LLC
WMC261779	FMC - 5	SW	9	43N	74W	DAVID MILLER & ASSOC. LLC
WMC261780	FMC - 6	SW	9	43N	74W	DAVID MILLER & ASSOC. LLC
WMC261781	FMC - 7	SW	9	43N	74W	DAVID MILLER & ASSOC. LLC
WMC261782	FMC - 8	SW	9	43N	74W	DAVID MILLER & ASSOC. LLC
WMC261783	FMC - 9	SE	9	43N	74W	DAVID MILLER & ASSOC. LLC
WMC261784	FMC - 10	SE	9	43N	74W	DAVID MILLER & ASSOC. LLC
WMC261785	FMC - 11	SE	9	43N	74W	DAVID MILLER & ASSOC. LLC
WMC261786	FMC - 12	SE	9	43N	74W	DAVID MILLER & ASSOC. LLC
WMC261787	FMC - 13	SE	9	43N	74W	DAVID MILLER & ASSOC. LLC
WMC261788	FMC - 14	SE	9	43N	74W	DAVID MILLER & ASSOC. LLC
WMC261789	FMC - 15	SE	9	43N	74W	DAVID MILLER & ASSOC. LLC
WMC261790	FMC -16	SE	9	43N	74W	DAVID MILLER & ASSOC. LLC
WMC261791	FMC - 17	SE	9	43N	74W	DAVID MILLER & ASSOC. LLC
WMC261792	FMC -18	SE	9	43N	74W	DAVID MILLER & ASSOC. LLC
WMC261793	FMC - 19	SE	9	43N	74W	DAVID MILLER & ASSOC. LLC
		SW	10	43N	74W	DAVID MILLER & ASSOC. LLC
WMC261794	FMC - 20	SE	9	43N	74W	DAVID MILLER & ASSOC. LLC
		SW	10	43N	74W	DAVID MILLER & ASSOC. LLC
WMC261795	FMC - 21	SW	10	43N	74W	DAVID MILLER & ASSOC. LLC
WMC261796	FMC - 22	SW	10	43N	74W	DAVID MILLER & ASSOC. LLC
WMC261797	FMC - 23	SW	10	43N	74W	DAVID MILLER & ASSOC. LLC
WMC261798	FMC - 24	SW	10	43N	74W	DAVID MILLER & ASSOC. LLC
WMC261799	FMC - 25	SW	10	43N	74W	DAVID MILLER & ASSOC. LLC
WMC261800	FMC - 26	SW	10	43N	74W	DAVID MILLER & ASSOC. LLC
WMC261801	FMC - 27	SW	10	43N	74W	DAVID MILLER & ASSOC. LLC
WMC261802	FMC - 28	SW	10	43N	74W	DAVID MILLER & ASSOC. LLC
WMC261803	FMC - 29	NE	9	43N	74W	DAVID MILLER & ASSOC. LLC
WMC261804	FMC - 30	NE	9	43N	74W	DAVID MILLER & ASSOC. LLC
WMC261805	FMC - 31	NE	9	43N	74W	DAVID MILLER & ASSOC. LLC
WMC261806	FMC - 32	SE	9	43N	74W	DAVID MILLER & ASSOC. LLC
WMC261807	FMC - 33	SW	4	43N	74W	DAVID MILLER & ASSOC. LLC
WMC261808	FMC - 34	SW	4	43N	74W	DAVID MILLER & ASSOC. LLC
W MC261809	FMC - 35	SW	4	43N	74W	DAVID MILLER & ASSOC. LLC
WMC261810	FMC - 36	SW	4	43N	74W	DAVID MILLER & ASSOC. LLC
WMC261811	FMC - 37	SW	4	43N	74W	DAVID MILLER & ASSOC. LLC

BLM Serial #	Claim Name	Subd.	Section	Township	Range	Owner
WMC261812	FMC - 38	SW	4	43N	74W	DAVID MILLER & ASSOC. LLC
WMC261813	FMC - 39	SW	4	43N	74W	DAVID MILLER & ASSOC. LLC
WMC261814	FMC - 40	SW	4	43N	74W	DAVID MILLER & ASSOC. LLC
WMC261815	FMC - 41	SE	4	43N	74W	DAVID MILLER & ASSOC. LLC
WMC261816	FMC - 42	SE	4	43N	74W	DAVID MILLER & ASSOC. LLC
WMC261817	FMC - 43	SE	4	43N	74W	DAVID MILLER & ASSOC. LLC
WMC261818	FMC - 44	SE	4	43N	74W	DAVID MILLER & ASSOC. LLC
WMC261819	FMC - 45	SE	4	43N	74W	DAVID MILLER & ASSOC. LLC
WMC261820	FMC - 46	SE	4	43N	74W	DAVID MILLER & ASSOC. LLC
WMC261821	FMC - 47	SE	4	43N	74W	DAVID MILLER & ASSOC. LLC
WMC261822	FMC - 48	SE	4	43N	74W	DAVID MILLER & ASSOC. LLC
WMC261823	FMC - 49	SE	4	43N	74W	DAVID MILLER & ASSOC. LLC
WMC261824	FMC - 50	SE	4	43N	74W	DAVID MILLER & ASSOC. LLC
WMC261825	FMC - 53	NW	3	43N	74W	DAVID MILLER & ASSOC. LLC
WMC261826	FMC - 54	NW	3	43N	74W	DAVID MILLER & ASSOC. LLC
WMC261827	FMC - 55	NW	3	43N	74W	DAVID MILLER & ASSOC. LLC
WMC261828	FMC - 56	NW	3	43N	74W	DAVID MILLER & ASSOC. LLC
WMC261829	FMC - 57	NW	3	43N	74W	DAVID MILLER & ASSOC. LLC
WMC261830	FMC - 58	NW	3	43N	74W	DAVID MILLER & ASSOC. LLC
WMC261831	FMC - 59	NW	3	43N	74W	DAVID MILLER & ASSOC. LLC
WMC261832	FMC - 60	NW	3	43N	74W	DAVID MILLER & ASSOC. LLC
WMC261833	FMC - 61	NW SW	3	43N	74W	DAVID MILLER & ASSOC. LLC
WMC261834	FMC - 62	NW SW	3	43N	74W	DAVID MILLER & ASSOC. LLC
WMC261835	FMC - 63	SW	3	43N	74W	DAVID MILLER & ASSOC. LLC
WMC261836	FMC - 64	SW	3	43N	74W	DAVID MILLER & ASSOC. LLC
WMC261837	FMC - 65	SW	3	43N	74W	DAVID MILLER & ASSOC. LLC
WMC261838	FMC - 66	SW	3	43N	74W	DAVID MILLER & ASSOC. LLC
WMC261839	FMC - 67	SW	3	43N	74W	DAVID MILLER & ASSOC. LLC
WMC261840	FMC - 68	SW	3	43N	74W	DAVID MILLER & ASSOC. LLC
WMC261841	FMC - 69	SW	3	43N	74W	DAVID MILLER & ASSOC. LLC
WMC261842	FMC - 70	SW	3	43N	74W	DAVID MILLER & ASSOC. LLC
WMC261843	FMC - 71	NW	10	43N	74W	DAVID MILLER & ASSOC. LLC
WMC261844	FMC - 72	NW	10	43N	74W	DAVID MILLER & ASSOC. LLC
WMC261845	FMC - 73	NW	10	43N	74W	DAVID MILLER & ASSOC. LLC
WMC261846	FMC - 74	NW	10	43N	74W	DAVID MILLER & ASSOC. LLC
WMC261847	FMC - 75	NW	10	43N	74W	DAVID MILLER & ASSOC. LLC
WMC261848	FMC - 76	NW	10	43N	74W	DAVID MILLER & ASSOC. LLC
WMC261849	FMC - 77	NW	10	43N	74W	DAVID MILLER & ASSOC. LLC
WMC261850	FMC - 78	NW	10	43N	74W	DAVID MILLER & ASSOC. LLC
WMC261851	FMC - 79	NW	35	44N	74W	DAVID MILLER & ASSOC. LLC
WMC261852	FMC - 80	NW	35	44N	74W	DAVID MILLER & ASSOC. LLC
WMC261853	FMC - 81	NW	35	44N	74W	DAVID MILLER & ASSOC. LLC
WMC261854	FMC - 82	NW	35	44N	74W	DAVID MILLER & ASSOC. LLC
WMC261855	FMC - 83	NW	35	44N	74W	DAVID MILLER & ASSOC. LLC
WMC261856	FMC - 84	NW	35	44N	74W	DAVID MILLER & ASSOC. LLC
WMC261857	FMC - 85	NW	35	44N	74W	DAVID MILLER & ASSOC. LLC
WMC261858	FMC - 86	NW	35	44N	74W	DAVID MILLER & ASSOC. LLC
WMC261859	FMC - 87	NW	35	44N	74W	DAVID MILLER & ASSOC. LLC

BLM Serial #	Claim Name	Subd.	Section	Township	Range	Owner
WMC261860	FMC - 88	NW	35	44N	74W	DAVID MILLER & ASSOC. LLC
WMC261861	FMC - 89	SW	35	44N	74W	DAVID MILLER & ASSOC. LLC
WMC261862	FMC - 90	SW	35	44N	74W	DAVID MILLER & ASSOC. LLC
WMC261863	FMC - 91	SW	35	44N	74W	DAVID MILLER & ASSOC. LLC
WMC261864	FMC - 92	SW	35	44N	74W	DAVID MILLER & ASSOC. LLC
WMC261865	FMC - 93	SW	35	44N	74W	DAVID MILLER & ASSOC. LLC
WMC261866	FMC - 94	SW	35	44N	74W	DAVID MILLER & ASSOC. LLC
WMC261867	FMC - 95	SW	35	44N	74W	DAVID MILLER & ASSOC. LLC
WMC261868	FMC - 96	SW	35	44N	74W	DAVID MILLER & ASSOC. LLC
Pine Tree Property
WMC260500	PT-1	NW	17	42N	74W	MILLER DAVID R
WMC260501	PT-2	NW SW	17	42N	74W	MILLER DAVID R
WMC260502	PT-3	NW	17	42N	74W	MILLER DAVID R
WMC260503	PT-4	NW SW	17	42N	74W	MILLER DAVID R
WMC260504	PT-5	NW	17	42N	74W	MILLER DAVID R
WMC260505	PT-6	NW SW	17	42N	74W	MILLER DAVID R
WMC260506	PT-7	NW	17	42N	74W	MILLER DAVID R
WMC260507	PT-8	NW SW	17	42N	74W	MILLER DAVID R
WMC260508	PT-9	NE NW	17	42N	74W	MILLER DAVID R
WMC260509	PT-10	NE NW SW SE	17	42N	74W	MILLER DAVID R
WMC260510	PT-11	NE	17	42N	74W	MILLER DAVID R
WMC260511	PT-12	NE SE	17	42N	74W	MILLER DAVID R
WMC260512	PT-13	NE	17	42N	74W	MILLER DAVID R
WMC260513	PT-14	NE SE	17	42N	74W	MILLER DAVID R
WMC260514	PT-15	NE	17	42N	74W	MILLER DAVID R
WMC260515	PT-16	NESE	17	42N	74W	MILLER DAVID R
WMC260516	PT-17	NE	17	42N	74W	MILLER DAVID R
WMC260517	PT-18	NE SE	17	42N	74W	MILLER DAVID R
WMC260518	PT-19	SW	17	42N	74W	MILLER DAVID R
WMC260519	PT-20	SW	17	42N	74W	MILLER DAVID R
		NW	20	42N	74W	MILLER DAVID R
WMC260520	PT-21	SW	17	42N	74W	MILLER DAVID R
WMC260521	PT-22	SW	17	42N	74W	MILLER DAVID R
		NW	20	42N	74W	MILLER DAVID R
WMC260522	PT-23	SW	17	42N	74W	MILLER DAVID R
WMC260523	PT-24	SW	17	42N	74W	MILLER DAVID R
		NW	20	42N	74W	MILLER DAVID R
WMC260524	PT-25	SW	17	42N	74W	MILLER DAVID R
WMC260525	PT-26	SW	17	42N	74W	MILLER DAVID R
		NW	20	42N	74W	MILLER DAVID R
WMC260526	PT-27	SW SE	17	42N	74W	MILLER DAVID R
WMC260527	PT-28	SW SE	17	42N	74W	MILLER DAVID R
		NE NW	20	42N	74W	MILLER DAVID R
WMC260528	PT-29	NW	20	42N	74W	MILLER DAVID R
WMC260529	PT-30	NW	20	42N	74W	MILLER DAVID R

BLM Serial #	Claim Name	Subd.	Section	Township	Range	Owner
WMC260530	PT-31	NW	20	42N	74W	MILLER DAVID R
WMC260531	PT-32	NW	20	42N	74W	MILLER DAVID R

WMC260532	PT-33	NE NW	17	42N	74W	MILLER DAVID R
West Reno Property
WMC261869	WR-1	SE	30	43N	73W	DAVID MILLER & ASSOC. LLC
WMC261870	WR-2	SE	30	43N	73W	DAVID MILLER & ASSOC. LLC
WMC261871	WR-3	SE	30	43N	73W	DAVID MILLER & ASSOC. LLC
WMC261872	WR-4	SE	30	43N	73W	DAVID MILLER & ASSOC. LLC
WMC261873	WR- 5	SE	30	43N	73W	DAVID MILLER & ASSOC. LLC
WMC261874	WR- 6	SE	30	43N	73W	DAVID MILLER & ASSOC. LLC
WMC261875	WR-7	SW	29	43N	73W	DAVID MILLER & ASSOC. LLC
		SE	30	43N	73W	DAVID MILLER & ASSOC. LLC
WMC261876	WR-8	SW	29	43N	73W	DAVID MILLER & ASSOC. LLC
		SE	30	43N	73W	DAVID MILLER & ASSOC. LLC
WMC261877	WR-9	SW	29	43N	73W	DAVID MILLER & ASSOC. LLC
WMC261878	WR -10	SW	29	43N	73W	DAVID MILLER & ASSOC. LLC
WMC261879	WR - 11	SW	29	43N	73W	DAVID MILLER & ASSOC. LLC
WMC261880	WR - 12	SW	29	43N	73W	DAVID MILLER & ASSOC. LLC
WMC261881	WR - 13	SW	29	43N	73W	DAVID MILLER & ASSOC. LLC
WMC261882	WR - 14	SW	29	43N	73W	DAVID MILLER & ASSOC. LLC
WMC261883	WR - 15	SW SE	29	43N	73W	DAVID MILLER & ASSOC. LLC
WMC261884	WR - 16	SW SE	29	43N	73W	DAVID MILLER & ASSOC. LLC
WMC261885	WR - 17	SE	29	43N	73W	DAVID MILLER & ASSOC. LLC
WMC261886	WR - 18	SE	29	43N	73W	DAVID MILLER & ASSOC. LLC
WMC261887	WR - 19	SE	29	43N	73W	DAVID MILLER & ASSOC. LLC
WMC261888	WR - 20	SE	29	43N	73W	DAVID MILLER & ASSOC. LLC
WMC261889	WR - 21	SE	29	43N	73W	DAVID MILLER & ASSOC. LLC
WMC261890	WR - 22	SE	29	43N	73W	DAVID MILLER & ASSOC. LLC
WMC261891	WR - 23	SE	29	43N	73W	DAVID MILLER & ASSOC. LLC
WMC261892	WR - 24	SE	29	43N	73W	DAVID MILLER & ASSOC. LLC
WMC261893	WR - 25	NW	28	43N	73W	DAVID MILLER & ASSOC. LLC
WMC261894	WR - 26	NW	28	43N	73W	DAVID MILLER & ASSOC. LLC
W MC261895	WR - 27	NW	28	43N	73W	DAVID MILLER & ASSOC. LLC
WMC261896	WR - 28	NW	28	43N	73W	DAVID MILLER & ASSOC. LLC
WMC261897	WR - 29	NW	28	43N	73W	DAVID MILLER & ASSOC. LLC
WMC261898	WR - 30	NW	28	43N	73W	DAVID MILLER & ASSOC. LLC
WMC261899	WR - 31	NW	28	43N	73W	DAVID MILLER & ASSOC. LLC
WMC261900	WR - 32	NW	28	43N	73W	DAVID MILLER & ASSOC. LLC
WMC261901	WR - 33	NW SW	28	43N	73W	DAVID MILLER & ASSOC. LLC
WMC261902	WR - 34	NW SW	28	43N	73W	DAVID MILLER & ASSOC. LLC
WMC261903	WR - 35	SW	28	43N	73W	DAVID MILLER & ASSOC. LLC
WMC261904	WR - 36	SW	28	43N	73W	DAVID MILLER & ASSOC. LLC
WMC261905	WR - 37	SW	28	43N	73W	DAVID MILLER & ASSOC. LLC
WMC261906	WR - 38	SW	28	43N	73W	DAVID MILLER & ASSOC. LLC
WMC261907	WR - 39	SW	28	43N	73W	DAVID MILLER & ASSOC. LLC
WMC261908	WR - 40	SW	28	43N	73W	DAVID MILLER & ASSOC. LLC

BLM Serial #	Claim Name	Subd.	Section	Township	Range	Owner
WMC261909	WR - 41	SW	28	43N	73W	DAVID MILLER & ASSOC. LLC
WMC261910	WR - 42	SW	28	43N	73W	DAVID MILLER & ASSOC. LLC
WMC261911	WR-43	SW	28	43N	73W	DAVID MILLER & ASSOC. LLC
		NW	33	43N	73W	DAVID MILLER & ASSOC. LLC
WMC261912	WR - 44	SW	28	43N	73W	DAVID MILLER & ASSOC. LLC
		NW	33	43N	73W	DAVID MILLER & ASSOC. LLC
WMC261913	WR - 45	NW	33	43N	73W	DAVID MILLER & ASSOC. LLC
WMC261914	WR - 46	NW	33	43N	73W	DAVID MILLER & ASSOC. LLC
WMC261915	WR - 47	NW	33	43N	73W	DAVID MILLER & ASSOC. LLC
WMC261916	WR - 48	NW	33	43N	73W	DAVID MILLER & ASSOC. LLC
WMC261917	WR - 49	NW	33	43N	73W	DAVID MILLER & ASSOC. LLC
WMC261918	WR - 50	NW	33	43N	73W	DAVID MILLER & ASSOC. LLC
WMC261919	WR - 51	NW	33	43N	73W	DAVID MILLER & ASSOC. LLC
WMC261920	WR - 52	NW	33	43N	73W	DAVID MILLER & ASSOC. LLC
WMC261921	WR - 53	NE	33	43N	73W	DAVID MILLER & ASSOC. LLC
WMC261922	WR - 54	NE	33	43N	73W	DAVID MILLER & ASSOC. LLC
		NW	34	43N	73W	DAVID MILLER & ASSOC. LLC
WMC261923	WR - 55	NE	33	43N	73W	DAVID MILLER & ASSOC. LLC
WMC261924	WR - 56	NE	33	43N	73W	DAVID MILLER & ASSOC. LLC
		NW	34	43N	73W	DAVID MILLER & ASSOC. LLC
WMC261925	WR - 57	NE	33	43N	73W	DAVID MILLER & ASSOC. LLC
WMC261926	WR - 58	NE	33	43N	73W	DAVID MILLER & ASSOC. LLC
		NW	34	43N	73W	DAVID MILLER & ASSOC. LLC
WMC261927	WR - 59	NE	33	43N	73W	DAVID MILLER & ASSOC. LLC
WMC261928	WR - 60	NE	33	43N	73W	DAVID MILLER & ASSOC. LLC
		NW	34	43N	73W	DAVID MILLER & ASSOC. LLC
WMC261929	WR - 61	NE	33	43N	73W	DAVID MILLER & ASSOC. LLC
WMC261930	WR - 62	NE	33	43N	73W	DAVID MILLER & ASSOC. LLC
		NW	34	43N	73W	DAVID MILLER & ASSOC. LLC
WMC261931	WR - 63	NW	27	43N	73W	DAVID MILLER & ASSOC. LLC
WMC261932	WR - 64	NW	27	43N	73W	DAVID MILLER & ASSOC. LLC
WMC261933	WR - 65	NW	27	43N	73W	DAVID MILLER & ASSOC. LLC
WMC261934	WR - 66	NW	27	43N	73W	DAVID MILLER & ASSOC. LLC
WMC261935	WR - 67	NW	27	43N	73W	DAVID MILLER & ASSOC. LLC
WMC261936	WR - 68	NW	27	43N	73W	DAVID MILLER & ASSOC. LLC
WMC261937	WR - 69	NW	27	43N	73W	DAVID MILLER & ASSOC. LLC
WMC261938	WR - 70	NW	27	43N	73W	DAVID MILLER & ASSOC. LLC
WMC261939	WR - 71	NW SW	27	43N	73W	DAVID MILLER & ASSOC. LLC
WMC261940	WR - 72	NW SW	27	43N	73W	DAVID MILLER & ASSOC. LLC
WMC261941	WR - 73	SW	27	43N	73W	DAVID MILLER & ASSOC. LLC
WMC261942	WR - 74	SW	27	43N	73W	DAVID MILLER & ASSOC. LLC
WMC261943	WR - 75	SW	27	43N	73W	DAVID MILLER & ASSOC. LLC
WMC261944	WR - 76	SW	27	43N	73W	DAVID MILLER & ASSOC. LLC
WMC261945	WR - 77	SW	27	43N	73W	DAVID MILLER & ASSOC. LLC
WMC261946	WR - 78	SW	27	43N	73W	DAVID MILLER & ASSOC. LLC
WMC261947	WR - 79	SW	27	43N	73W	DAVID MILLER & ASSOC. LLC
W MC261948	WR - 80	SW	27	43N	73W	DAVID MILLER & ASSOC. LLC

BLM Serial #	Claim Name	Subd.	Section	Township	Range	Owner
Four Mile Creek Property
WMC272476	ANC 1	SW	20	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272477	ANC 2	NW SW	20	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272478	ANC 3	SW	20	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272479	ANC 4	NW SW	20	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272480	ANC 5	SW	20	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272481	ANC 6	NW SW	20	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272482	ANC 7	SW	20	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272483	ANC 8	NW SW	20	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272484	ANC 9	NW	20	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272485	ANC 10	SW	17	43N	74W	STRATHMORE RESOURCES (US) LTD
		NW	20	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272486	ANC 11	NW	20	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272487	ANC 12	SW	17	43N	74W	STRATHMORE RESOURCES (US) LTD
		NW	20	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272488	ANC 13	NW	20	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272489	ANC 14	SW	17	43N	74W	STRATHMORE RESOURCES (US) LTD
		NW	20	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272490	ANC 15	NW	20	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272491	ANC 16	SW	17	43N	74W	STRATHMORE RESOURCES (US) LTD
		NW	20	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272492	ANC 17	SW	17	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272493	ANC 18	NW SW	17	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272494	ANC 19	SW	17	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272495	ANC 20	NW SW	17	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272496	ANC 21	SW	17	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272497	ANC 22	NW SW	17	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272498	ANC 23	SW	17	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272499	ANC 24	NW SW	17	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272500	ANC 25	SW SE	17	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272501	ANC 26	NE NW SW SE	17	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272502	ANC 27	SE	17	43N	74W	STRATHMORE RESOURCES (US) LTD

BLM Serial #	Claim Name	Subd.	Section	Township	Range	Owner
WMC272503	ANC 28	NE SE	17	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272504	ANC 29	SE	17	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272505	ANC 30	NESE	17	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272506	ANC 31	SE	17	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272507	ANC 32	NE SE	17	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272508	ANC 33	SW	16	43N	74W	STRATHMORE RESOURCES (US) LTD
		SE	17	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272509	ANC 34	NW SW	16	43N	74W	STRATHMORE RESOURCES (US) LTD
		NE SE	17	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272510	ANC 35	NW	17	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272511	ANC 36	NW	17	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272512	ANC 37	NW	17	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272513	ANC 38	NW	17	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272514	ANC 39	NE NW	17	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272515	ANC 40	NE	17	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272516	ANC 41	NE	17	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272517	ANC 42	NE	17	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272518	ANC 43	NW	16	43N	74W	STRATHMORE RESOURCES (US) LTD
		NE	17	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272519	ANC 44	SW SE	17	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272520	ANC 45	SW	16	43N	74W	STRATHMORE RESOURCES (US) LTD
		SE	17	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272521	SANC 1	NE	30	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272522	SANC 2	NE NW	30	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272523	SANC 3	NE	30	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272524	SANC 4	NE NW	30	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272525	SANC 5	NE	30	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272526	SANC 6	NE NW	30	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272527	SANC 7	NE	30	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272528	SANC 8	NE NW	30	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272529	SANC 9	NW	30	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272530	SANC 10	NW	30	43N	74W	STRATHMORE RESOURCES (US) LTD

BLM Serial #	Claim Name	Subd.	Section	Township	Range	Owner
WMC272531	SANC 11	NW	30	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272532	SANC 12	NW	30	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272533	SANC 13	NW SW	30	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272534	SANC 14	NE NW SW SE	30	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272535	SANC 15	SW	30	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272536	SANC 16	SW SE	30	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272537	SANC 17	SW	30	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272538	SANC 18	SW SE	30	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272539	SANC 19	SW	30	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272540	SANC 20	SW SE	30	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272541	SANC 21	SW	30	43N	74W	STRATHMORE RESOURCES (US) LTD
		NW	31	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272542	SANC 22	SW SE	30	43N	74W	STRATHMORE RESOURCES (US) LTD
		NE NW	31	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272543	SANC 23	NW	31	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272544	SANC 24	NE NW	31	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272545	SANC 25	NW	31	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272546	SANC 26	NE NW	31	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272547	SANC 27	NW	31	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272548	SANC 28	NE NW	31	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272549	SANC 29	NW	31	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272550	SANC 30	NE NW	31	43N	74W	STRATHMORE RESOURCES (US) LTD .
WMC272551	SANC 51	NW	32	43N	74W	STRATHMORE RESOURCES (US) LTD
W MC272552	SANC 52	NE NW	32	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272553	SANC 53	NW	32	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272554	SANC 54	NE NW	32	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272555	SANC 55	NW	32	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272556	SANC 56	NE NW	32	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272557	SANC 57	NW	32	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272558	SANC 58	NE NW	32	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272559	SANC 59	NW SW	32	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272560	SANC 60	NE NW SW SE	32	43N	74W	STRATHMORE RESOURCES (US) LTD

BLM Serial #	Claim Name	Subd.	Section	Township	Range	Owner
WMC272561	SANC 69	NE	32	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272562	SANC 70	NE	32	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272563	SANC 71	NE	32	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272564	SANC 72	NE	32	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272565	SANC 75	NW	32	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272566	SANC 76	NW	32	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272567	SANC 77	NW	30	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272568	SANC 78	NW	30	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272569	SANC 79	NE SE	30	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272570	SANC 80	NW SW	29	43N	74W	STRATHMORE RESOURCES (US) LTD
		NE SE	30	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272571	FMC 97	NW	4	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272572	FMC 98	NE NW	4	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272573	FMC 99	NE	4	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272574	FMC 100	NE	4	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272575	FMC 101	NE	4	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272576	FMC 102	SE	33	44N	74W	STRATHMORE RESOURCES (US) LTD
WMC272576	FMC 102	NE	4	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272577	FMC 103	SE	4	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272578	FMC 104	SE	33	44N	74W	STRATHMORE RESOURCES (US) LTD
		NE	4	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272579	FMC 105	NW	9	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272580	FMC 106	NW	9	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272581	FMC 107	NW	9	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272582	FMC 108	NW	9	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272583	FMC 109	NE NW	9	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272584	FMC 110	NE	9	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272585	FMC 111	NE NW	9	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272586	FMC 112	NE	9	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272587	SANC 31	NW SW	31	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272588	SANC 32	NE NW SW SE	31	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272589	SANC 33	SW	31	43N	74W	STRATHMORE RESOURCES (US) LTD

BLM Serial #	Claim Name	Subd.	Section	Township	Range	Owner
WMC272590	SANC 34	SW SE	31	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272591	SANC 35	SW	31	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272592	SANC 36	SW SE	31	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272593	SANC 37	SW	31	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272594	SANC 38	SW SE	31	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272595	SANC 39	SW	31	43N	74W	STRATHMORE RESOURCES (US) LTD
		NW	6	42N	74W	STRATHMORE RESOURCES (US) LTD
WMC272596	SANC 40	SW SE	31	43N	74W	STRATHMORE RESOURCES (US) LTD
		NE NW	6	42N	74W	STRATHMORE RESOURCES (US) LTD
WMC272597	SANC 41	SE	31	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272598	SANC 42	NE SE	31	43N	74W	STRATHMORE RESOURCES (US) LTD
		NW SW	32	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272599	SANC 43	SE	31	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272600	SANC 44	SE	31	43N	74W	STRATHMORE RESOURCES (US) LTD
		SW	32	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272601	SANC 45	SE	31	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272602	SANC 46	SE	31	43N	74W	STRATHMORE RESOURCES (US) LTD
		SW	32	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272603	SANC 47	SE	31	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272604	SANC 48	SE	31	43N	74W	STRATHMORE RESOURCES (US) LTD
		SW	32	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272605	SANC 49	SE	31	43N	74W	STRATHMORE RESOURCES (US) LTD
		NE	6	42N	74W	STRATHMORE RESOURCES (US) LTD
WMC272606	SANC 50	SW SE	31	43N	74W	STRATHMORE RESOURCES (US) LTD
		NW	5	42N	74W	STRATHMORE RESOURCES (US) LTD
		NE	6	42N	74W	STRATHMORE RESOURCES (US) LTD
WMC272607	SANC 61	SW	32	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272608	SANC 62	SW SE	32	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272609	SANC 63	SW	32	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272610	SANC 64	SW SE	32	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272611	SANC 65	SW	32	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272612	SANC 66	SW SE	32	43N	74W	STRATHMORE RESOURCES (US) LTD

BLM Serial #	Claim Name	Subd.	Section	Township	Range	Owner
WMC272613	SANC 67	SW	32	43N	74W	STRATHMORE RESOURCES (US) LTD
		NW	5	42N	74W	STRATHMORE RESOURCES (US) LTD
WMC272614	SANC 68	SW SE	32	43N	74W	STRATHMORE RESOURCES (US) LTD
		NE NW	5	42N	74W	STRATHMORE RESOURCES (US) LTD
WMC272615	SANC 73	SE	32	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC272616	SANC 74	SE	32	43N	74W	STRATHMORE RESOURCES (US) LTD
		NE	5	42N	74W	STRATHMORE RESOURCES (US) LTD
Pine Tree Property
WMC272617	WM 1	NE SE	6	42N	74W	STRATHMORE RESOURCES (US) LTD
WMC272618	WM 2	NE NW SW SE	6	42N	74W	STRATHMORE RESOURCES (US) LTD
WMC272619	WM 3	SE	6	42N	74W	STRATHMORE RESOURCES (US) LTD
WMC272620	WM 4	SW SE	6	42N	74W	STRATHMORE RESOURCES (US) LTD
WMC272621	WM 5	SE	6	42N	74W	STRATHMORE RESOURCES (US) LTD
WMC272622	WM 6	SW SE	6	42N	74W	STRATHMORE RESOURCES (US) LTD
WMC272623	WM 7	SE	6	42N	74W	STRATHMORE RESOURCES (US) LTD
WMC272624	WM 8	SW SE	6	42N	74W	STRATHMORE RESOURCES (US) LTD
WMC272625	WM 9	SE	6	42N	74W	STRATHMORE RESOURCES (US) LTD
		NE	7	42N	74W	STRATHMORE RESOURCES (US) LTD
WMC272626	WM 10	SW SE	6	42N	74W	STRATHMORE RESOURCES (US) LTD
		NE NW	7	42N	74W	STRATHMORE RESOURCES (US) LTD
WMC272627	WM 11	NE	7	42N	74W	STRATHMORE RESOURCES (US) LTD
WMC272628	WM12	NE NW	7	42N	74W	STRATHMORE RESOURCES (US) LTD
WMC272629	WM 13	NE	7	42N	74W	STRATHMORE RESOURCES (US) LTD
WMC272630	WM 14	NE NW	7	42N	74W	STRATHMORE RESOURCES (US) LTD
WMC272631	WM 15	NE	7	42N	74W	STRATHMORE RESOURCES (US) LTD
WMC272632	WM 16	NE NW	7	42N	74W	STRATHMORE RESOURCES (US) LTD
WMC272633	WM 17	NE SE	7	42N	74W	STRATHMORE RESOURCES (US) LTD
WMC272634	WM 18	NE NW SW SE	7	42N	74W	STRATHMORE RESOURCES (US) LTD
WMC272635	WM 19	NW SW	6	42N	74W	STRATHMORE RESOURCES (US) LTD
WMC272636	WM 20	SW	6	42N	74W	STRATHMORE RESOURCES (US) LTD
WMC272637	WM 21	SW	6	42N	74W	STRATHMORE RESOURCES (US) LTD
WM272638	WM22	SW	6	42N	74W	STRATHMORE RESOURCES (US) LTD

BLM Serial #	Claim Name	Subd.	Section	Township	Range	Owner
WMC272639	WM 23	SW	6	42N	74W	STRATHMORE RESOURCES (US) LTD
WMC272640	WM 24	NW	7	42N	74W	STRATHMORE RESOURCES (US) LTD
WMC272641	WM 25	NW	7	42N	74W	STRATHMORE RESOURCES (US) LTD
WMC272642	WM 26	NW	7	42N	74W	STRATHMORE RESOURCES (US) LTD
WMC272643	WM 27	NW SW	7	42N	74W	STRATHMORE RESOURCES (US) LTD
West Reno Property
WMC272826	BFR 1	NW	6	42N	73W	STRATHMORE RESOURCES (US) LTD
WMC272827	BFR 2	NW SW	6	42N	73W	STRATHMORE RESOURCES (US) LTD
WMC272828	BFR 3	NW	6	42N	73W	STRATHMORE RESOURCES (US) LTD
WMC272829	BFR 4	NW SW	6	42N	73W	STRATHMORE RESOURCES (US) LTD
WMC272830	BFR 5	NW	6	42N	73W	STRATHMORE RESOURCES (US) LTD
WMC272831	BFR 6	NW SW	6	42N	73W	STRATHMORE RESOURCES (US) LTD
WMC272832	BFR 7	NW	6	42N	73W	STRATHMORE RESOURCES (US) LTD
WMC272833	BFR 8	NW SW	6	42N	73W	STRATHMORE RESOURCES (US) LTD
WMC272834	BFR 9	NE NW	6	42N	73W	STRATHMORE RESOURCES (US) LTD
WMC272835	BFR 10	NE NW SW SE	6	42N	73W	STRATHMORE RESOURCES (US) LTD
WMC272836	BFR 11	NE	6	42N	73W	STRATHMORE RESOURCES (US) LTD
WMC272837	BFR 12	NE SE	6	42N	73W	STRATHMORE RESOURCES (US) LTD
WMC272838	BFR 13	NE	6	42N	73W	STRATHMORE RESOURCES (US) LTD
WMC272839	BFR 14	NESE	6	42N	73W	STRATHMORE RESOURCES (US) LTD
WMC272840	BFR 15	NE	6	42N	73W	STRATHMORE RESOURCES (US) LTD
WMC272841	BFR 16	NESE	6	42N	73W	STRATHMORE RESOURCES (US) LTD
WMC272842	BFR 17	NW	5	42N	73W	STRATHMORE RESOURCES (US) LTD
		NE	6	42N	73W	STRATHMORE RESOURCES (US) LTD
WMC272843	BFR 18	NW SW	5	42N	73W	STRATHMORE RESOURCES (US) LTD
		NESE	6	42N	73W	STRATHMORE RESOURCES (US) LTD
WMC272844	BFR 21	SW	6	42N	73W	STRATHMORE RESOURCES (US) LTD
WMC272845	BFR 22	SW	6	42N	73W	STRATHMORE RESOURCES (US) LTD
		NW	7	42N	73W	STRATHMORE RESOURCES (US) LTD
WMC272846	BFR 23	SW	6	42N	73W	STRATHMORE RESOURCES (US) LTD
WMC272847	BFR 24	SW	6	42N	73W	STRATHMORE RESOURCES (US) LTD

BLM Serial #	Claim Name	Subd.	Section	Township	Range	Owner
		NW	7	42N	73W	STRATHMORE RESOURCES (US) LTD
WMC272848	BFR 25	SW	6	42N	73W	STRATHMORE RESOURCES (US) LTD
WMC272849	BFR 26	SW	6	42N	73W	STRATHMORE RESOURCES (US) LTD
		NW	7	42N	73W	STRATHMORE RESOURCES (US) LTD
WMC272850	BFR 27	SW	6	42N	73W	STRATHMORE RESOURCES (US) LTD
WMC272851	BFR 28	SW	6	42N	73W	STRATHMORE RESOURCES (US) LTD
		NW	7	42N	73W	STRATHMORE RESOURCES (US) LTD
WMC272852	BFR 29	SW SE	6	42N	73W	STRATHMORE RESOURCES (US) LTD
WMC272853	BFR 30	SW SE	6	42N	73W	STRATHMORE RESOURCES (US) LTD
		NE NW	7	42N	73W	STRATHMORE RESOURCES (US) LTD
WMC272854	BFR 31	SE	6	42N	73W	STRATHMORE RESOURCES (US) LTD
WMC272855	BFR 32	SE	6	42N	73W	STRATHMORE RESOURCES (US) LTD
		NE	7	42N	73W	STRATHMORE RESOURCES (US) LTD
WMC272856	BFR 33	SE	6	42N	73W	STRATHMORE RESOURCES (US) LTD
WMC272857	BFR 34	SE	6	42N	73W	STRATHMORE RESOURCES (US) LTD
		NE	7	42N	73W	STRATHMORE RESOURCES (US) LTD
WMC272858	BFR 35	SE	6	42N	73W	STRATHMORE RESOURCES (US) LTD
W MC272859	BFR 36	SE	6	42N	73W	STRATHMORE RESOURCES (US) LTD
		NE	7	42N	73W	STRATHMORE RESOURCES (US) LTD
WMC272860	BFR 37	SW	5	42N	73W	STRATHMORE RESOURCES (US) LTD
		SE	6	42N	73W	STRATHMORE RESOURCES (US) LTD
WMC272861	BFR 3B	SW	5	42N	73W	STRATHMORE RESOURCES (US) LTD
		SE	6	42N	73W	STRATHMORE RESOURCES (US) LTD
		NE	7	42N	73W	STRATHMORE RESOURCES (US) LTD
		NW	B	42N	73W	STRATHMORE RESOURCES (US) LTD
WMC272862	SC 1	SW	27	43N	73W	STRATHMORE RESOURCES (US) LTD
		NW	34	43N	73W	STRATHMORE RESOURCES (US) LTD
WMC272863	SC 2	SW SE	28	43N	73W	STRATHMORE RESOURCES (US) LTD
		NE NW	34	43N	73W	STRATHMORE RESOURCES (US) LTD
WMC272864	SC 3	NW	34	43N	73W	STRATHMORE RESOURCES (US) LTD
WMC272865	SC 4	NE NW	34	43N	73W	STRATHMORE RESOURCES (US) LTD
WMC272866	SC 5	NW	34	43N	73W	STRATHMORE RESOURCES (US) LTD

BLM Serial #	Claim Name	Subd.	Section	Township	Range	Owner
WMC272867	SC 6	NE NW	34	43N	73W	STRATHMORE RESOURCES (US) LTD
WMC272868	SC 7	NW	34	43N	73W	STRATHMORE RESOURCES (US) LTD
WMC272869	SC 8	NE NW	34	43N	73W	STRATHMORE RESOURCES (US) LTD
WMC272870	SC 9	NW SW	34	43N	73W	STRATHMORE RESOURCES (US) LTD
WMC272871	SC 10	NE NW SW SE	34	43N	73W	STRATHMORE RESOURCES (US) LTD
WMC272872	SC 11	SW	34	43N	73W	STRATHMORE RESOURCES (US) LTD
WMC272873	SC 12	SW SE	34	43N	73W	STRATHMORE RESOURCES (US) LTD
WMC272874	SC 13	SW	34	43N	73W	STRATHMORE RESOURCES (US) LTD
WMC272875	SC 14	SW SE	34	43N	73W	STRATHMORE RESOURCES (US) LTD
WMC272876	SC 15	SW	34	43N	73W	STRATHMORE RESOURCES (US) LTD
WMC272877	SC 16	SW SE	34	43N	73W	STRATHMORE RESOURCES (US) LTD
WMC272878	SC 17	NW	3	42N	73W	STRATHMORE RESOURCES (US) LTD
		SW	34	43N	73W	STRATHMORE RESOURCES (US) LTD
WMC272879	SC 18	NE NW	3	42N	73W	STRATHMORE RESOURCES (US) LTD
		SW SE	34	43N	73W	STRATHMORE RESOURCES (US) LTD
WMC272880	SC 19	SE	28	43N	73W	STRATHMORE RESOURCES (US) LTD
		NE	34	43N	73W	STRATHMORE RESOURCES (US) LTD
WMC272881	SC 20	SW	26	43N	73W	STRATHMORE RESOURCES (US) LTD
		SE	28	43N	73W	STRATHMORE RESOURCES (US) LTD
		NE	34	43N	73W	STRATHMORE RESOURCES (US) LTD
		NW	35	43N	73W	STRATHMORE RESOURCES (US) LTD
WMC272882	SC 21	NE	34	43N	73W	STRATHMORE RESOURCES (US) LTD
WMC272883	SC 22	NE	34	43N	73W	STRATHMORE RESOURCES (US) LTD
		NW	35	43N	73W	STRATHMORE RESOURCES (US) LTD
WMC272884	SC 23	NE	34	43N	73W	STRATHMORE RESOURCES (US) LTD
WMC272885	SC 24	NE	34	43N	73W	STRATHMORE RESOURCES (US) LTD
		NW	35	43N	73W	STRATHMORE RESOURCES (US) LTD
WMC272886	SC 25	NE	34	43N	73W	STRATHMORE RESOURCES (US) LTD
WMC272887	SC 26	NE	34	43N	73W	STRATHMORE RESOURCES (US) LTD
		NW	35	43N	73W	STRATHMORE RESOURCES (US) LTD
WMC272888	SC 27	NE SE	34	43N	73W	STRATHMORE RESOURCES (US) LTD
WMC272889	SC 28	NE SE	34	43N	73W	STRATHMORE RESOURCES (US) LTD

BLM Serial #	Claim Name	Subd.	Section	Township	Range	Owner
		NW SW	35	43N	73W	STRATHMORE RESOURCES (US) LTD
WMC272890	SC 29	SE	34	43N	73W	STRATHMORE RESOURCES (US) LTD
WMC272891	SC 30	SE	34	43N	73W	STRATHMORE RESOURCES (US) LTD
		SW	35	43N	73W	STRATHMORE RESOURCES (US) LTD
WMC272892	SC 31	SE	34	43N	73W	STRATHMORE RESOURCES (US) LTD
WMC272893	SC 32	SE	34	43N	73W	STRATHMORE RESOURCES (US) LTD
		SW	35	43N	73W	STRATHMORE RESOURCES (US) LTD
WMC272894	SC 33	SE	34	43N	73W	STRATHMORE RESOURCES (US) LTD
WMC272895	SC 34	SE	34	43N	73W	STRATHMORE RESOURCES (US) LTD
		SW	35	43N	73W	STRATHMORE RESOURCES (US) LTD
WMC272896	SC 35	NE	3	42N	73W	STRATHMORE RESOURCES (US) LTD
		SE	34	43N	73W	STRATHMORE RESOURCES (US) LTD
WMC272897	SC 36	NW	2	42N	73W	STRATHMORE RESOURCES (US) LTD
		NE	3	42N	73W	STRATHMORE RESOURCES (US) LTD
		SE	34	43N	73W	STRATHMORE RESOURCES (US) LTD
		SW	35	43N	73W	STRATHMORE RESOURCES (US) LTD
WMC272898	SC 37	SW	26	43N	73W	STRATHMORE RESOURCES (US) LTD
		NW	35	43N	73W	STRATHMORE RESOURCES (US) LTD
WMC272899	SC 38	NW	35	43N	73W	STRATHMORE RESOURCES (US) LTD
WMC272900	SC 39	NW	35	43N	73W	STRATHMORE RESOURCES (US) LTD
WMC272901	SC 40	NW	35	43N	73W	STRATHMORE RESOURCES (US) LTD
WMC272902	SC 41	NW SW	35	43N	73W	STRATHMORE RESOURCES (US) LTD
WMC272903	SC 42	SW	35	43N	73W	STRATHMORE RESOURCES (US) LTD
WMC272904	SC 43	SW	35	43N	73W	STRATHMORE RESOURCES (US) LTD
WMC272905	SC 44	SW	35	43N	73W	STRATHMORE RESOURCES (US) LTD
WMC272906	SC 45	NW	2	42N	73W	STRATHMORE RESOURCES (US) LTD
		SW	35	43N	73W	STRATHMORE RESOURCES (US) LTD
Four Mile Creek Properly
WMC279363	SWD-1	NE	2	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC279364	SWD-2	NE NW	2	43N	74W	STRATHMORE RESOURCES (US) LTD

BLM Serial #	Claim Name	Subd.	Section	Township	Range	Owner
WMC279365	SWD-3	NE	2	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC279366	SWD-4	NE NW	2	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC279367	SWD-5	NE	2	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC279368	SWD-6	NE NW	2	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC279369	SWD-7	NE	2	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC279370	SWD-8	NE NW	2	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC279371	SWD-9	NE SE	2	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC279372	SWD-10	NE NW SW SE	2	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC279374	SWD-12	SW SE	2	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC279375	SWD-13	SE	2	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC279376	SWD-14	SW SE	2	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC279377	SWD-15	SE	2	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC279378	SWD-16	SW SE	2	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC279379	SWD-17	SE	2	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC279380	SWD-18	SW SE	2	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC279381	SWD-19	NW	2	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC279382	SWD-20	NE	3	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC279382	SWD-20	NW	2	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC279383	SWD-21	NW	2	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC279384	SWD-22	NE	3	43N	74W	STRATHMORE RESOURCES (US) LTD
		NW	2	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC279385	SWD-23	NW	2	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC279386	SWD-24	NE	3	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC279386	SWD-24	NW	2	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC279387	SWD-25	NW	2	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC279388	SWD-26	NE	3	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC279388	SWD-26	NW	2	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC279389	SWD-27	NW SW	2	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC279390	SWD-28	NE SE	3	43N	74W	STRATHMORE RESOURCES (US) LTD
		NW SW	2	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC279391	SWD-29	SW	2	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC279392	SWD-30	SE	3	43N	74W	STRATHMORE RESOURCES (US) LTD

BLM Serial #	Claim Name	Subd.	Section	Township	Range	Owner
WMC279392	SWD-30	SW	2	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC279393	SWD-31	SW	2	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC279394	SWD-32	SE	3	43N	74W	STRATHMORE RESOURCES (US) LTD
		SW	2	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC279395	SWD-33	SW	2	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC279396	SWD-34	SE	3	43N	74W	STRATHMORE RESOURCES (US) LTD
		SW	2	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC279397	SWD-35	SW	2	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC279398	SWD-36	SE	3	43N	74W	STRATHMORE RESOURCES (US) LTD
		SW	2	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC279399	SWD-37	NE	11	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC279399	SWD-37	SE	2	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC279400	SWD-38	NE NW	11	43N	74W	STRATHMORE RESOURCES (US) LTD
		SW SE	2	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC279401	SWD-39	NE	11	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC279402	SWD-40	NE NW	11	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC279403	SWD-41	NE	11	43N	74W	STRATHMORE RESOURCES (US) LTD
W MC279404	SWD-42	NE NW	11	43N	74W	STRATHMORE RESOURCES (US) LTD
WMC279405	SWD-43	SE	23	44N	74W	STRATHMORE RESOURCES (US) LTD
WMC279406	SWD-44	SW SE	23	44N	74W	STRATHMORE RESOURCES (US) LTD
WMC279407	SWD-45	SE	23	44N	74W	STRATHMORE RESOURCES (US) LTD
WMC279408	SWD-46	SWSE	23	44N	74W	STRATHMORE RESOURCES (US) LTD
WMC279409	SWD-47	SE	23	44N	74W	STRATHMORE RESOURCES (US) LTD
WMC279410	SWD-48	SW SE	23	44N	74W	STRATHMORE RESOURCES (US) LTD
WMC279411	SWD-49	SE	23	44N	74W	STRATHMORE RESOURCES (US) LTD
WMC279412	SWD-50	SW SE	23	44N	74W	STRATHMORE RESOURCES (US) LTD
WMC279413	SWD-51	NE SE	23	44N	74W	STRATHMORE RESOURCES (US) LTD
WMC279414	SWD-52	NE NW SW SE	23	44N	74W	STRATHMORE RESOURCES (US) LTD
WMC279415	SWD-53	NE	23	44N	74W	STRATHMORE RESOURCES (US) LTD
WMC279416	SWD-54	NE NW	23	44N	74W	STRATHMORE RESOURCES (US) LTD
WMC279417	SWD-55	NE	23	44N	74W	STRATHMORE RESOURCES (US) LTD
WMC279418	SWD-56	NE NW	23	44N	74W	STRATHMORE RESOURCES (US) LTD

BLM Serial #	Claim Name	Subd.	Section	Township	Range	Owner
WMC279419	SWD-57	NE	23	44N	74W	STRATHMORE RESOURCES (US)LTD
WMC279420	SWD-58	NE NW	23	44N	74W	STRATHMORE RESOURCES (US) LTD
WMC279421	SWD-59	NE	23	44N	74W	STRATHMORE RESOURCES (US) LTD
WMC279422	SWD-60	NE NW	23	44N	74W	STRATHMORE RESOURCES (US) LTD

Wyoming State Leases

State	Lease No.	Property District	Acreage	Section	Township	Range	Due Date	Leasee
Wyoming	0-40864	Pine Tree-Reno Creek	640	16	42N	73W	Jun.2	Miller
Wyoming	0-40865	Pine Tree-Reno Creek	640	16	42N	74W	Jun.2	Miller
Wyoming	0-40866	Pine Tree-Reno Creek	640	16	43N	74W	Jun.2	Miller
Wyoming	0-40866	Pine Tree-Reno Creek	640	36	43N	74W	Jun.2	Miller
Wyoming	0-40867	Pine Tree-Reno Creek	640	36	44N	75W	Jun.2	Miller

Private Leases

Name	Subd.	Section	Township	Range	Acreage
Bin	SE	30	43N	74W	160
Bin	NE	31	43N	74W	160
Reichmuth	NW,S2	31	43N	73W	480

APPENDIX C
ACCOUNTING PROCEDURE

          The financing and accounting procedures to be followed by the Manager and the Members under the Agreement are set forth below. All capitalized terms in these Accounting Procedures shall have the definition attributed to them in the Agreement, unless defined otherwise herein.

          The purpose of these Accounting Procedures is to establish equitable methods for determining charges and credits applicable to Mining Operations. It is the intent of the Members that neither of them shall lose or profit by reason of the designation of one of them to exercise the duties and responsibilities of the Manager. The Members shall meet and in good faith endeavor to agree upon changes deemed necessary to correct any unfairness or inequity. In the event of a conflict between the provisions of these Accounting Procedures and those of the Agreement, the provisions of the Agreement shall control.

1.           INTERPRETATION

          1.1      Terms defined in the Agreement will, subject to any contrary intention, have the same meanings herein. In this Appendix the following words, phrases and expressions will have the following meanings:

(a)	“Agreement” means the Agreement to which this Accounting Procedure is attached as Appendix C.

(b)	“Count” means a physical inventory count.

(c)	“Employee” means those employees of the Manager who are assigned to and directly engaged in the conduct of Mining Operations, whether on a full-time or part-time basis.

(d)

“Employee Benefits” means the Manager’s cost of holiday, vacation, sickness, disability benefits, field bonuses, amounts paid to and the Manager’s costs of established plans for employee’s group life insurance, hospitalisation, pension, retirement and other customary plans maintained for the benefit of Employees and Personnel, as the case may be, which costs may be charged as a percentage assessment on the salaries and wages of Employees or Personnel, as the case may be, on a basis consistent with the Manager’s cost experience.

(e)	“Field Offices” means the necessary sub-office or sub-offices in each place where a Program or Construction is being conducted or a Mine is being operated.

(f)

“Government Contributions” means the cost or contributions made by the Manager pursuant to assessments imposed by governmental authority which are applicable to the salaries or wages of Employees or Personnel, as the case may be.

(g)

“Joint Account” means the books of account maintained by the Manager to record all assets, liabilities, costs, expenses, credits and other transactions arising out of or in connection with the Mining Operations.

(h)

“Material” means the personal property, equipment and supplies acquired or held, at the direction or with the approval of the Management Committee, for use in the Mining Operations and, without limiting the generality, more particularly “Controllable Material” means such Material which is ordinarily classified as Controllable Material, as that classification is determined or approved by the Management Committee, and controlled in mining operations.

(i)

“Personnel” means those management, supervisory, administrative, clerical or other personnel of the Manager normally associated with the Supervision Offices whose salaries and wages are charged directly to the Supervision Office in question.

(j)

“Reasonable Expenses” means the reasonable expenses of Employees or Personnel, as the case may be, for which those Employees or Personnel may be reimbursed under the Manager’s usual expense account practice, as accepted by the Management Committee; including without limiting generality, any relocation expenses necessarily incurred in order to properly staff the Mining Operations if the relocation is approved by the Management Committee.

(k)	“Supervision Offices” means the Manager’s offices or department within the Manager’s offices from which the Mining Operations are generally supervised.

2.           STATEMENTS AND BILLINGS

          2.1      The Manager will, by invoice, charge each Participant with its share of Exploration Costs and Costs in the manner provided in the Agreement.

          2.2      The Manager will deliver with each invoice rendered for Costs incurred a statement indicating:

(a)	all charges or credits to the Joint Account relating to Controllable Material; and

(b)	all other charges and credits to the Joint Account summarised by appropriate classification indicative of the nature of the charges and credits.

          2.3      The Manager will deliver with each invoice for an advance of Costs a statement indicating:

(a)	the estimated Expenditure Costs or, in the case of Costs the estimated cash disbursements, to be made during the next succeeding month;

3

(b)

the addition thereto or subtraction there from, as the case may be, made in respect of Expenditure Costs or Costs actually having been incurred in an amount greater or lesser than the advance which was made by each Participant for the penultimate month preceding the month of the invoice; and

(c)	the advances made by each Participant to date and the Expenditure Costs or Costs incurred to the end of the penultimate month preceding the month of the invoice.

3.	DIRECT CHARGES

3.1 The Manager will charge the Joint Account with the following items:

(a)	Contractor’s Charges: All costs directly relating to the Mining Operations incurred under contracts entered into by the Manager with third Parties.

(b)	Labor Charges:

(i)

The salaries and wages of Employees in an amount calculated by taking the full salary or wage of each Employee multiplied by that fraction which has as its numerator the total time for the month that the Employees were directly engaged in the conduct of Mining Operations and as its denominator the total working time for the month of the Employee;

	(ii)	the Reasonable Expenses of the Employees; and

	(iii)	Employee Benefits and Government Contributions in respect of the Employees in an amount proportionate to the charge made to the Joint Account in respect to their salaries and wages.

(c)	Office Maintenance:

(i)

The cost or a pro rata portion of the costs, as the case may be, of maintaining and operating the Field Offices and the Supervision Offices. The basis for charging the Joint Account for such maintenance costs will be as follows:

		A.	the expense of maintaining and operating Field Offices, less any revenue there from; and

		B.	that portion of maintaining and operating the Supervision Offices which is equal to

			1.	the anticipated total operating expenses of the Supervision Offices

4

divided by

2.	the anticipated total staff man days for the Employees whether in connection with the Mining Operations or not;

multiplied by

3.	the actual total time spent on the Mining Operations by the Employee expressed in man days.

(ii)	Without limiting the generality, the anticipated total operating expenses of the Supervision Offices will include:

	A.	the salaries and wages of the Manager’s Personnel which have been directly charged to the Supervision Offices;

	B.	the Reasonable Expense of the Personnel; and

	C.	Employee Benefits.

(iii)

The Manager will make an adjustment in respect of the Office Maintenance cost forthwith after the end of each Operating Year upon having determined the actual total operating expenses and actual total staff man days referred to in Subparagraph 3.1(c)(i)(B) of this Appendix C.

(d)	Material: Material purchased or furnished by the Manager for use on the Property as provided under Paragraph 4 of this Appendix C.

(e)	Transportation Charges: The cost of transporting Employees and Material necessary for the Mining Operations.

(f)	Service Charges:

(i)

the cost of services and utilities procured from outside sources other than services covered by Subparagraph 3.1(h). The cost of consultant services will not be charged to the Joint Account unless the retaining of the consultant is approved in advance by the Management Committee; and

(ii)	use and service of equipment and facilities furnished by the Manager as provided in Subparagraph 4.4 of this Appendix C.

(g)

Damages and Losses to Joint Property: All costs necessary for the repair or replacement of Assets made necessary because of damages or losses by collapse, fire, flood, storms, theft, accident or other cause. If the

5

damage or loss is estimated by the Manager to exceed Ten Thousand Dollars (US$10,000), the Manager will furnish each Participant with written particulars of the damages or losses incurred as soon as practicable after the damage or loss has been discovered. The proceeds, if any, received on claims against any policies of insurance in respect of those damages or losses will be credited to the Joint Account.

(h)

Legal Expense: All costs of handling, investigating and settling litigation or recovering the Assets, including, without limiting generality, attorneys’ fees, court costs, costs of investigation or procuring evidence and amounts paid in settlement or satisfaction of any litigation or claims; provided, however, that, unless otherwise approved in advance by the Management Committee, no charge will be made for the services of the Manager’s legal staff or the fees and expenses of outside solicitors.

(i)

Taxes: All taxes, duties or assessments of every kind and nature (except income taxes) assessed or levied upon or in connection with the Property, the Mining Operations thereon, or the production there from, which have been paid by the Manager for the benefit of the Members.

(j)	Insurance: Net premiums paid for

	(i)	such policies of insurance on or in connection with Mining Operations as may be required to be carried by law;

	(ii)	such other policies of insurance as the Manager may carry for the protection of the Parties in accordance with the Agreement; and

	(iii)	the applicable deductibles in event of an insured loss.

(k)

Rentals: Fees, rentals and other similar charges required to be paid for acquiring, recording and maintaining permits, mineral claims and mining leases and rentals and royalties which are paid as a consequence of the Mining Operations.

(l)	Permits: Permit costs, fees and other similar charges which are assessed by various governmental agencies.

(m)

Other Expenditures: Such other costs and expenses which are not covered or dealt with in the foregoing provisions of this Subparagraph 3.1 of this Appendix C as are incurred with the approval of the Management Committee for Mining Operations or as may be contemplated in the Agreement.

4.           PURCHASE OF MATERIAL

6

          4.1      Subject to Subparagraph 4.4 of this Appendix C the Manager will purchase all Materials and procure all services required in the Mining Operations.

          4.2      Materials purchased and services procured by the Manager directly for the Mining Operations will be charged to the Joint Account at the price paid by the Manager less all discounts actually received.

          4.3      Any Participant may sell Material or services required in the Mining Operations to the Manager for such price and upon such terms and conditions as the Management Committee may approve.

          4.4      Notwithstanding the foregoing provisions of this Paragraph 4, the Manager, after having obtained the prior approval of the Management Committee, will be entitled to supply for use in connection with the Mining Operations equipment and facilities which are owned by the Manager and to charge the Joint Account with such reasonable costs as are commensurate with the ownership and use thereof.

5.           DISPOSAL OF MATERIAL

          5.1      The Manager, with the approval of the Management Committee may, from time to time, sell any Material which has become surplus to the foreseeable needs of the Mining Operations for the best price and upon the most favourable terms and conditions available.

          5.2      Any Participant may purchase from the Manager any Material which may from time to time become surplus to the foreseeable need of the Mining Operations for such price and upon such terms and conditions as the Management Committee may approve.

          5.3      Upon termination of the Agreement, the Management Committee may approve the division of any Material held by the Manager at that date, which Material may be taken by the Participants in kind or be taken by a Participant in lieu of a portion of its Proportionate Share of the net revenues received from the disposal of the Assets and Property. If the division to a Participant be in lieu, it will be for such price and on such terms and conditions as the Management Committee may approve.

          5.4      The net revenues received from the sale of any Material to third Parties or to a Participant will be credited to the Joint Account.

6.           INVENTORIES

          6.1      The Manager will maintain records of Material in reasonable detail and records of Controllable Material in detail.

          6.2      The Manager will perform Counts from time to time at reasonable intervals, and in any event at the end of each calendar year. The independent external auditor of the Manager will be given reasonable notice of each Count, and will be given the opportunity to attend the Count.

7

          6.3      Forthwith after performing a Count, the Manager will reconcile the inventory with the Joint Account. The Manager will not be held accountable for any shortages of inventory except such shortages as may have arisen due to a lack of diligence on the part of the Manager.

7.           ADJUSTMENTS

          7.1      Payment of any invoice by a Participant will not prejudice the right of that Participant to protest the correctness of the statement supporting the payment; provided, however, that all invoices and statements presented to each Participant by the Manager during any calendar year will conclusively be presumed to be true and correct upon the expiration of twelve (12) months following the end of the calendar year to which the invoice or statement relates, unless within that twelve (12) month period that Participant gives notice to the Manager making claim on the Manager for an adjustment to the invoice or statement.

          7.2      The Manager will not adjust any invoice or statement in favor of itself after the expiration of twelve (12) months following the end of the calendar year to which the invoice or statement relates.

          7.3      Notwithstanding Subparagraphs 7.1 and 7.2 of this Appendix C, the Manager may make adjustments to an invoice or statement which arise out of a Count of Material or Assets within sixty (60) days of the completion of the Count.

          7.4      A Participant will be entitled upon notice to the Manager to request that the independent external auditor of the Manager provide that Participant with its opinion that any invoice or statement delivered pursuant to the Agreement in respect of the period referred to in Paragraph 7.1 of this Appendix C has been prepared in accordance with this Agreement.

          7.5      The time for giving the audit opinion contemplated in Subparagraph 7.4 of this Appendix C will not extend the time for the taking of exception to and making claims on the Manager for adjustment as provided in Subparagraph 7.1 of this Appendix C.

          7.6      The cost of the auditor’s opinion referred to in Subparagraph 7.4 of this Appendix C will be solely for the account of the Participant requesting the auditor’s opinion, unless the audit disclosed a material error adverse to that Participant, in which case the cost will be solely for the account of the Manager.

          7.7      Upon not less than ten (10) business days’ notice to the Manager, and no more frequently than twice during the currency of each Operating Plan, a Participant will be entitled to inspect the Joint Account, at the location(s) where such records are normally kept. All costs incurred in carrying out such inspection will be borne by the Participant. All disagreements or discrepancies identified by the Participant will be referred to the independent external auditor for final resolution.

8

APPENDIX D
AREA OF COMMON INTEREST - MAP

Area for STM - AUUC
Partnership
(Blue boundary)
Reno
Strathmore Properties
STM Private Leases: Pending
Federal Minerals
N
W
E
S
Strathmore Minerals Corp.
Pine Tree - Reno Creek Project
Campbell County, Wyoming
T. 42 - 44 N., R. 73 - 75 W.
Scale 1:130,000
Feet

122722.0001/1450937.5